United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as

permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

GRAFTECH INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GRAFTECH INTERNATIONAL LTD.

Notice of Annual Meeting of Stockholders to be held on May 20, 2010 and Proxy Statement

This Proxy Statement is dated

April 9, 2010.

GRAFTECH INTERNATIONAL LTD.	12900 Snow Road • Parma, OH 44130

Craig S. Shular

Chairman, Chief Executive Officer, & President

April 9, 2010

Fellow Stockholders:

It is my pleasure to invite you to our annual meeting, which will be held on May 20, 2010, at 10:00 a.m., local time, at our corporate headquarters located at 12900 Snow Road, Parma, Ohio.

In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark your votes on the accompanying proxy or vote instruction card, sign it and promptly return it in the accompanying envelope. Most of our stockholders hold their shares in street name, and we are offering them the opportunity to vote by telephone or via the Internet as instructed in the proxy statement or on the vote instruction card. Please vote by whichever method is most convenient for you to ensure your shares are represented at the meeting.

If you wish to attend our annual meeting in person, please indicate your intention where requested on the accompanying proxy or vote instruction card. In addition, please write your name, where indicated, on the attached admission ticket and bring it with you to the meeting. Due to space limitations, we request that only one guest accompany you to the meeting.

We appreciate the continuing interest of our stockholders in our business.

Sincerely,

Craig S. Shular

Chairman, Chief Executive Officer,

President

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND VOTING INSTRUCTIONS ON THE ENCLOSED PROXY.

Important notice regarding the availability of proxy materials for the annual meeting to be held on May 20, 2010—the proxy statement is available at http://ir.graftech.com/phoenix.zhtml?c=114451&p=proxy and the Annual Report is available at http://ir.graftech.com/phoenix.zhtml?c=114451&p=irol-reportsannual.

GRAFTECH INTERNATIONAL LTD.	12900 Snow Road • Parma, OH 44130

Craig S. Shular

Chairman, Chief Executive Officer, & President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 20, 2010

The annual meeting of stockholders of GrafTech International Ltd. will be held at 10:00 a.m., local time, on May 20, 2010, at our corporate headquarters located at 12900 Snow Road, Parma, Ohio, 44130, for the following purposes:

1.	To elect the following seven directors, each to serve until the next annual meeting of stockholders and until a successor has been duly elected and qualified: Randy W. Carson, Mary B. Cranston, Harold E. Layman, Ferrell P. McClean, Michael C. Nahl, Steven R. Shawley and Craig S. Shular;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2010;

3.	To re-approve the performance measures under the GrafTech International Ltd. 2005 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 25, 2010 will be entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. To ensure that your shares are represented at the meeting in the event that you do not attend, please mark your votes on the accompanying proxy or vote instruction card, sign it, date it and promptly return it in the accompanying envelope or vote via the Internet or by telephone as instructed in the accompanying proxy statement or vote instruction card.

Sincerely,

Craig S. Shular

Chairman, Chief Executive Officer,

President

GRAFTECH INTERNATIONAL LTD.	12900 Snow Road • Parma, OH 44130

PROXY STATEMENT

for Annual Meeting of Stockholders for 2010

Page
About the Meeting	1

Important Voting Information	2

Proposal One: Election of Directors	5

Nominees for the Board of Directors	5

The Board of Directors	10

Committees of the Board	15

Board Committee Membership Roster	17

Compensation Committee Interlocks and Insider Participation	17

Audit and Finance Committee Report	18

Compensation of Directors and Executive Officers	19

Compensation Discussion and Analysis	19

Compensation Committee Report	33

Summary Compensation Table	34

Grants of Plan Based Awards in Fiscal year-Ended December 31, 2009	36

Outstanding Equity Awards at Fiscal Year-End December 31, 2009	38

Option Exercises and Stock Vested at Fiscal Year-End December 31, 2009	40

Pension Benefits at Fiscal Year-End December 31, 2009	41

Nonqualified Deferred Compensation at Fiscal Year-End December 31, 2009	42

Potential Payments on Termination or Change in Control	43

Other Compensation Arrangements	46

Director Compensation for 2009	47

Equity Compensation Plan Information	49

Security Ownership of Management and Certain Beneficial Owners	50

Proposal Two: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2010	52

Proposal Three: Re-approval of the Performance Measures under the GrafTech International Ltd. 2005 Equity Incentive Plan	53

Other Information	59

Section 16(a) Beneficial Ownership Reporting Compliance	59

Limitations on Soliciting Material, Liabilities and Incorporation by Reference	59

Forward Looking Statements	59

Annual Report on Form 10-K	59

Stockholders Sharing an Address	62

ABOUT THE MEETING

This proxy statement and the accompanying proxy relate to the 2010 annual meeting of stockholders, or the Annual Meeting, of GrafTech International Ltd., a Delaware corporation, which is referred to as GrafTech or the Company. Our Board of Directors, or the Board, is soliciting proxies from our stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the meeting, whether or not he or she attends in person. The proxy authorizes a person other than a stockholder, called the proxyholder, who will be present at the meeting, to cast the votes that the stockholder would be entitled to cast at the meeting if the stockholder were present. It is expected that this proxy statement and the accompanying proxy will be first mailed or delivered to our stockholders beginning on or about April 9, 2010. When used in this proxy statement, “we”, “us” or “our” refers to GrafTech and its subsidiaries collectively or, if the context so requires, individually.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters to be submitted to a vote of stockholders at the meeting, which are: (1) election of the following seven directors, each to serve until the next annual meeting of stockholders and until a successor has been duly elected and qualified: Randy W. Carson, Mary B. Cranston, Harold E. Layman, Ferrell P. McClean, Michael C. Nahl, Steven R. Shawley and Craig S. Shular; (2) ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2010; (3) re-approval of the performance measures under the GrafTech International Ltd. 2005 Equity Incentive Plan; and (4) the transaction of such other business as may properly come before the meeting.

If any of the nominees nominated by GrafTech’s Board are not available for election at the time of the meeting, discretionary authority will be exercised by the proxyholders designated in the accompanying proxy to vote for substitutes designated by our Board unless the Board chooses to reduce the number of directors.

Who May Vote

Only stockholders of record as of the close of business on March 25, 2010 are entitled to notice of the meeting and to vote on each proposal submitted to a vote of stockholders at the meeting. During the ten days prior to the annual meeting, a list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours at our corporate headquarters at 12900 Snow Road, Parma, OH 44130. Each share of our common stock, par value $.01 per share, is entitled to one vote. At March 25, 2010, there were 120,782,807 shares of our common stock issued and outstanding.

If you participate in the GrafTech International Savings Plan, referred to as the Savings Plan, your proxy will represent both the number of shares registered in your name and the number of shares (including Company matching contributions made in shares) allocated to your account in the Savings Plan as of March 25, 2010. All of these shares will be voted by the trustee for the Savings Plan in accordance with your directions on the proxy submitted by you.

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission, or SEC, has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our Annual Meeting.

Stockholders who hold Graftech shares through a broker, bank or other financial institution receive proxy materials and a proxy or vote instruction card—either electronically or by mail—before each stockholder meeting. In the past, if you did not transmit your voting instructions before the stockholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Stockholder Voting

Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the vote instruction card or vote your shares via telephone or the Internet following the instructions provided to you. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

More Information Is Available

If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department at GrafTech International Ltd., 12900 Snow Road, Parma, Ohio 44130, or call us at 216-676-2000.

How To Vote

If you hold your shares in street name (such as in a brokerage account or in the name of a bank or other nominee), there are four different ways you may cast your vote. You can vote by:

•	Telephone, by calling the toll-free number on the vote instruction card;

•

Internet, by logging onto www.proxyvote.com and then following the instructions as they appear on your computer screen. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder;

•	Marking, signing, dating and mailing the vote instruction card and returning it in the envelope provided; or

•

Attending and voting at the meeting, if you marked your vote instruction card that you will attend the meeting and obtained authorization from your bank, broker or nominee pursuant to instructions on your vote instruction card.

Deadline for Internet and telephone voting. Votes submitted electronically via the Internet or telephone must be received by midnight, eastern daylight savings time, on May 19, 2010.

If you hold your shares registered in your name, there are two different ways you may cast your vote. You may vote by:

•	marking, signing, dating and mailing the accompanying proxy and returning it in the envelope provided.

•	attending and voting at the meeting after you have indicated your intention to attend the meeting on the accompanying proxy.

How Proxyholders Will Vote Shares

When you submit a proxy, regardless of the method by which given, the proxyholders will vote your shares as instructed on the proxy with respect to the matters specified on the proxy. If you are a record holder of shares and you submit a proxy but do not mark your votes, your shares will be voted FOR the election of each nominee that has been nominated by GrafTech’s Board and FOR the approval of Proposals Two and Three. If you hold your shares in “street name” through a broker, you must follow your broker’s procedures for instructing your broker how to vote. If you do not instruct your broker how to vote, your broker may exercise his, her or its discretion to vote your shares for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2010 and for re-approval of the GrafTech International 2005 Equity Incentive Plan. Your broker does not have discretion to vote your shares in the election of directors, and, except as limited by rules of the New York Stock Exchange, or the NYSE, on such other matters that are submitted to a vote of stockholders at the meeting.

In addition, if other matters are submitted to a vote of stockholders at the meeting, your proxy on the accompanying form gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by our Board.

How To Revoke a Proxy

If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the meeting.

If your shares are held in street name, there are special procedures that you must follow in connection with revoking a proxy submitted via the Internet or telephone or by marking, signing and returning the vote instruction card.

•

Revoking your vote and submitting a new vote before the deadline of midnight, eastern daylight savings time, on May 19, 2010. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

•

Revoking your vote and submitting a new vote after the deadline of midnight, eastern daylight savings time, on May 19, 2010. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

•

Revoking your vote and submitting a new vote by ballot at the meeting. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and vote at the meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy or attend and vote at the meeting.

Voting Mechanics

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. Only those votes cast for the election of directors are used in determining the results of a vote on the election of directors. Only those votes cast for or against any other proposal are used in determining the results of a vote on that proposal. Broker non-votes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote their shares and the broker is not permitted to exercise voting discretion. With respect to the approval of any particular proposal (other than the election of directors), however, since they are not affirmative votes for the proposal they have the same effect as votes against the proposal.

Votes Required for Each Proposal

Each nominee must receive a plurality of the votes cast in order to be elected as a director. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required for approval of Proposal Two and Proposal Three.

PROPOSAL ONE:

ELECTION OF THE FOLLOWING SEVEN DIRECTORS, EACH TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL A SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED: RANDY W. CARSON, MARY B. CRANSTON, HAROLD E. LAYMAN, FERRELL P. MCCLEAN, MICHAEL C. NAHL, STEVEN R. SHAWLEY AND CRAIG S. SHULAR

Nominees for the Board of Directors

The seven nominees described in more detail below were unanimously nominated by our Board in accordance with recommendations by the Nominating and Governance Committee, which we refer to as the Nominating Committee. Each nominee has consented to being named as a nominee for election as a director and agreed to serve if elected. Each nominee who is elected will serve as a director until his or her successor is elected at our next annual meeting of stockholders or until his or her earlier removal or resignation. Except as otherwise described below, if any of the nominees is not available for election at the time of the meeting, discretionary authority will be exercised to vote for substitutes designated by our Board unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable.

Frank A. Riddick, III, who has been a GrafTech Director since 2004, will be retiring as a Director effective with the convening of the Annual Meeting. The Board wishes to thank Mr. Riddick for the outstanding service and leadership he has provided to GrafTech. Steven R. Shawley is being nominated as a Director for stockholder election for the first time at our upcoming Annual Meeting.

Director Qualifications

In considering whether to recommend any candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by our stockholders, the Nominating Committee applies the criteria set forth in GrafTech’s Corporate Governance Guidelines, which we refer to as our Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, independence, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all of our stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. The Nominating Committee believes that our Board, as a whole, should possess the following core competencies:

•	Strategy/vision: ability to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, and evaluating strategic decisions;

•	Leadership: ability to attract, motivate and energize a high-performance leadership team;

•	International Markets: ability to appreciate the importance of global business trends;

•	Industry Knowledge: ability to assess opportunities and threats unique to our industry;

•	Crisis Response: ability and time to perform during periods of both short-term and prolonged crisis;

•	Management: ability to apply general management best practices in a complex, rapidly evolving business environment;

•	Business Judgment: ability to assess business risk and stockholder value creation strategies; and

•	Accounting, Finance and Disclosure: ability to protect and inform security holders through liquidity and capital resource management and internal financial and disclosure controls.

The Nominating Committee also believes that each director should possess the following skills and characteristics:

•	High personal standards of integrity and honesty, and a desire to make full disclosure of all present and future conflicts of interest;

•	Literacy in financial and business matters;

•	Ability to be an effective team member;

•	Commitment to active involvement and an ability to give priority to GrafTech;

•	No affiliations with competitors;

•	Achievement of high levels of accountability and success in his or her given fields;

•	No unreasonable geographic travel restrictions;

•

Ability and willingness to learn our business or, ideally, experience in our business or in professional fields (i.e., finance, accounting, law or banking) or in other industries or as a manager of international businesses so as to have the ability to bring new insight, experience or contacts and resources to GrafTech;

•	Willingness to make a personal substantive investment in GrafTech;

•	No direct affiliations with major suppliers or vendors; and

•	Previous public company board experience together with good references.

Diversity

Our Governance Guidelines specify that the Nominating Committee should consider the value of diversity on the Board in the director identification and nomination process. The Nominating Committee seeks nominees with a broad diversity of experience, strategic and operational views and philosophies. The Nominating Committee’s evaluation of director nominees also includes consideration of their ability to contribute to the diversity of age, backgrounds, geographic regions, and experience represented on our Board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis proscribed by law. Under our Governance Guidelines directors will not be nominated for election or re-election if he or she would be age 74 or older at the time of election, unless special circumstances so warrant.

Background Information with Respect to Nominees

The following paragraphs provide information as of the date of this proxy statement about each director nominee. We believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards and that each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to GrafTech and our Board. In their individual biographies below, we provide the following information for each director nominee:

•	Name;

•	Age as of March 1, 2010;

•	Principal occupations for at least the past five years;

•	The names of any other public companies where the nominee or director currently serves as a director or has served during the past five years; and

•	The particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director.

RANDY W. CARSON Director since 2009

Age 59

From 2000 to February 2009, Mr. Carson served as Chief Executive Officer—Electrical Group of Eaton Corporation, a diversified power management company with 2008 sales of $15.4 billion. Eaton’s Electrical Group is a global technology leader in electrical components and systems for power quality, distribution and control with 2008 revenues of approximately $6.9 billion. Mr. Carson retired from Eaton in May 2009 following 10 years with the company. Prior to Eaton Corporation, Mr. Carson held several executive positions with Rockwell International. Mr. Carson is currently a director of Fairchild Semiconductor International, Inc. and Nordson Corporation. Our Board believes that Mr. Carson’s deep operational experience in global industrial businesses enables him to provide unique common sense insight to our Board with respect to meeting marketplace challenges, implementing LEAN and other internal initiatives, integrating business units and anticipating and planning for commercial risk and uncertainties. Together with his experience, strategic vision, leadership, and understanding of financial accounting, finance and disclosure matters, our Board believes he is well qualified to continue serving as a member of our Board.

MARY B. CRANSTON Director since 2000

Age 62

Ms. Cranston is the senior partner and, from 1999 to December 2006, served as Chair of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. Ms. Cranston is based in San Francisco, California. Ms. Cranston has been practicing complex litigation, including antitrust, telecommunications and securities litigation, with Pillsbury Winthrop Shaw Pittman LLP since 1975. She is currently a director of Visa, Inc., and serves on the audit committee of its board of directors, Juniper Networks Inc. and International Rectifier Corporation. She is a trustee of Stanford University and the San Francisco Ballet and a director of the Commonwealth Club of California, and the San Francisco Museum of Women. Ms. Cranston joined our board in 2000 to assist the Board with, among other things, exercising strong compliance and other oversight. She has brought unique guidance to bear, not only in that regard, but also in regard to crisis management, effective leadership through a judicious combination of consensus, process and internal controls, and keen insight into evaluating strategic decisions. Our Board believes that Ms. Cranston’s board service, legal expertise in antitrust securities and other matters and business management experience, as well as her demonstrated successful performance as a GrafTech director, well qualify her to continue serving as a member of our Board.

HAROLD E. LAYMAN Director since 2003

Age 63

From 2001 until his retirement in 2002, Mr. Layman was President and Chief Executive Officer of Blount International, Inc, a manufacturer of outdoor products, industrial and power equipment, and lawnmowers. Prior thereto, Mr. Layman served in other capacities with Blount International, including President and Chief Operating Officer from 1999 to 2001, Executive Vice President and Chief Financial Officer from 1997 to 2000, and Senior Vice President and Chief Financial Officer from 1993 to 1997. From 1981 through 1992, he held various financial management positions with VME Group/Volvo AB. From 1970 to 1980, Mr. Layman held various operations and financial management positions with Ford Motor Company. He is currently a director of Blount International Inc. and Infinity Property and Casualty Corporation. Our Board believes that Mr. Layman’s experience as the Chief Executive Officer of a large industrial enterprise enables him to provide practical expertise on the unique leadership challenges inherent in that position. These challenges arise in areas ranging from strategic vision and opportunity and risk assessment to operational, financial and legal processes and issues, and Mr. Layman has wide experience in all of these areas. Together with his board service, our Board believes these factors make him well-qualified to continue serving as a member of our Board.

FERRELL P. McCLEAN Director since 2002

Age 63

Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. Ms. McClean is currently a director of El Paso Corporation. She retired as a director of Unocal Corporation in 2005. Our Board believes that Ms. McClean’s deep experience in investment banking for international industrial companies has enabled, and will continue to enable, her to provide essential guidance to the Board and our management team on the critical areas of capital formation and resources, liquidity management and investor relations. Our Board believes that Ms. McClean’s insight and her board service, including global exposure and vision, international markets experience and understanding of financial accounting, finance and disclosure matters, well qualify her to continue serving as a member of our Board.

MICHAEL C. NAHL Director since 1999

Age 67

Mr. Nahl was Executive Vice President and Chief Financial Officer of Albany International Corp., a manufacturer of paper machine clothing, which are the belts of fabric that carry paper stock through the paper production process, from April 2005 until his retirement in September 2009. Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate, and, prior to appointment to that position, he was Senior Vice President and Chief Financial Officer. Mr. Nahl is currently a director and audit committee member of Lindsay Corporation and a member of JPMorgan Chase and Company’s Regional Advisory Board and Managing Director of MCN Asset Management, LLC. As a Chief Financial Officer for a large, public industrial company, Mr. Nahl has long brought, and continues to bring, broad and thorough knowledge on accounting, disclosure, risk management, auditing and finance matters, as well as operational and strategic experience to share with our Board. His guidance in these complex and rapidly evolving areas has been invaluable to our Board. Our Board believes that Mr. Nahl’s demonstrated success as a GrafTech director, together with his experience, well qualify him to continue serving as a member of our Board.

STEVEN R. SHAWLEY

Age 57

Mr. Shawley is nominated for stockholder election for the first time at our upcoming meeting. Mr. Shawley is currently Senior Vice President and Chief Financial Officer of Ingersoll Rand plc, a global diversified industrial firm providing products, services and solutions to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and enhance industrial productivity and efficiency.

Mr. Shawley was named Chief Financial Officer of Ingersoll Rand in June 2008. Previously, he was Senior Vice President and President of the Climate Control Technologies Sector (2005 – 2008). Mr. Shawley joined Ingersoll Rand in 1997 through the acquisition of Thermo King, a business of Westinghouse Electric Corporation, where he was vice president and controller. In August of 2002, Steve was named President of Thermo King North America. and became President, Climate Control Americas (2003-2005).

Mr. Shawley has an exceptional depth and breadth of operational and financial experience related to global diversified industrial products. He has had responsibility for all finance, information technology and treasury activities and served in numerous key financial positions with Westinghouse in a career that spaced over 20 years, including for major divisions and plants with broad financial and commercial responsibilities for operations throughout Europe, Asia and Latin America, as well as North America.

Mr. Shawley’s education included a bachelor of science degree from the University of Virginia and a master's degree in business administration from the University of Pittsburgh.

Our Board believes Mr. Shawley’s background and experience make him well qualified to serve on our Board.

CRAIG S. SHULAR Director since 2003 and Chairman of the Board since February 2007.

Age 57

Mr. Shular was elected Chairman of the Board in February 2007. He became Chief Executive Officer and a director of GrafTech in January 2003 and has served as President since May 2002. With the resignation of GrafTech’s Chief Financial Officer effective December 12, 2005, Mr. Shular was also appointed as the interim Chief Financial Officer and served in that role until May 2006.

From 1976 through 1998, Mr. Shular held various financial, production, sales and senior business management positions at Union Carbide Corporation. He entered Union Carbide’s Management Development Program with its Carbon Products Division (GrafTech’s predecessor) after which Mr. Shular moved to Union Carbide’s Corporate Group and held several senior positions in the areas of business management, sales and marketing, operations, government relations, corporate internal audits, international finance, and accounting, serving assignments in Hong Kong, Indonesia, Singapore, Europe and the United States.

Mr. Shular joined GrafTech as its Vice President and Chief Financial Officer in January 1999, and assumed the additional duties of Executive Vice President, Electrode Sales and Marketing in February 2000 until August 2001. From August 2001 to May 2002, he served as Executive Vice President of GrafTech’s largest business—Graphite Electrodes. From May 2002 through December 2002, Mr. Shular served as Chief Operating Officer.

Mr. Shular is a Certified Public Accountant, graduating from The State University of New York at Buffalo in 1974 with a Bachelor of Science degree in Business/Marketing, cum laude, and received a degree of Master of Business Administration with honors (concentration in Finance/Accounting) from the same institution in 1976.

Mr. Shular serves on the Board of Directors of Junior Achievement of Greater Cleveland and is a director of Brush Engineered Materials Inc., a NYSE listed company and international producer and supplier of high-performance engineered materials.

Mr. Shular joined our company as Chief Financial Officer at a time when the Company was in the midst of an extraordinary financial, legal and operational crisis. Drawing on his deep and broad global experience, he has since then been a driving force in growing our sales, creating positive cash flow, reducing our debt, and generating stockholder value. His experience encompasses business management, sales and marketing, operations, government relations, internal audit, and international finance and accounting treasury, investor relations, mergers and acquisitions, insurance, cash management, foreign exchange risk management, pension fund administration and banking relations. Together with his Board service experience, our Board believes he is well qualified to continue serving as a member of our Board.

Information about the number of shares of common stock beneficially owned by each director appears below in this Proxy Statement under the caption “Security Ownership of Management and Certain Beneficial Owners.” For more information, see the section below entitled “Related Person Transactions.” There are no family relationships among any of the directors and executive officers of GrafTech.

The Board unanimously recommends a vote FOR the election of the following seven directors, each to serve until the next annual meeting of stockholders and until a successor has been duly elected and qualified: Randy W. Carson, Mary B. Cranston, Harold E. Layman, Ferrell P. McClean, Michael C. Nahl, Steven R. Shawley and Craig S. Shular.

THE BOARD OF DIRECTORS

Structure of the Board

Under the Amended and Restated By-Laws, which we refer to as our by-laws, our Board fixes the number of directors. Our Board currently consists of seven members, each of whom the Board has determined to be an independent director (within the meaning of the listing standards of the NYSE), except for Mr. Shular, who is a GrafTech employee.

The Board has determined that, to be considered independent, an outside director may not have a material relationship with GrafTech (directly or as a partner, stockholder or officer of an organization that has a relationship with GrafTech). In determining whether a material relationship exists, the Board considers, among other things, whether a director or a member of his or her immediate family during the past three years was a former employee, received more than $120,000 in direct compensation in any 12-month period from GrafTech (other than director fees and pension or other deferred compensation for prior service), has been affiliated or employed by a present or former auditor of GrafTech, or is or has been part of an interlocking directorate. The Board consults with GrafTech’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including, but not limited to, those set forth in the listing standards of the NYSE. The Board selects the Chairman following each annual meeting of stockholders. It is expected that Mr. Shular will be selected to continue as Chairman after the 2010 Annual Meeting.

GrafTech’s Board has established three standing committees, the Audit and Finance Committee, the Nominating Committee, and the Organization, Compensation and Pension Committee (which we refer to as the Compensation Committee), and periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Under the Board and committee charters described below, members of the three standing committees must be independent directors within the meaning of the listing standards of the NYSE. Further, members of the Audit and Finance Committee must be independent directors within the meaning of the Sarbanes-Oxley Act of 2002, must satisfy the expertise requirements of the listing standards of the NYSE and must include an audit committee financial expert within the meaning of the SEC rules. Our Board has determined that the three standing committees currently consist of members who satisfy such requirements.

Board Leadership Structure

Our Chief Executive Officer also serves as the Chairman of the Board. Ms. Cranston is our independent presiding director with broad authority and responsibility. Her responsibilities include presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serving as a liaison between the Chairman and the independent directors, reviewing information sent to the Board, consulting on Board meeting agendas and schedules, recommending meetings of the independent directors, and serving as liaison for communications with stockholders and other interested parties (including those who are not stockholders or employees).

In addition, all of our directors, except Mr. Shular, are independent, all of our Board committees are comprised of independent directors. We also establish and maintain Governance Guidelines.

We believe our structure is appropriate and effective for GrafTech. It allows the Chairman/Chief Executive Officer to have direct interface with the Board to focus the independent directors’ attention on the issues of greatest importance and enhances accountability while achieving effective oversight through an independent presiding director and corporate governance initiatives.

The Board’s Role in Risk Oversight

Our Board and its committees are actively involved in overseeing the assessment and management of risk for GrafTech. The Board receives reports from each committee chair regarding the committee’s considerations and actions. The risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our Governance Guidelines and Nominating Committee charter provide, among other things, that:

•	The Board as a whole should possess as one of its competencies the ability to assess business risk.

•

The Board conducts annual extended retreats with executive officers at which there are full reviews of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance.

Under principles articulated by the NYSE, it is the job of the Chief Executive Officer and senior management to assess and manage our Company's exposure to risk, and our Audit and Finance Committee must discuss guidelines and policies to govern the process by which this is handled. The duties of our Audit and Finance Committee include, with respect to financial affairs, the identification, assessment and management of financial risks and uncertainties, such as:

•

Reviewing with management and the independent registered public accounting firm our financial reporting risk assessment and management policies and practices, including related corporate approval requirements and internal auditing systems, and initiatives to minimize related risks;

•	Discussing guidelines and policies to govern the process by which risk assessment and management is undertaken;

•	Reviewing with management compliance with covenants under debt securities and credit facilities;

•	Reviewing contingencies that could reasonably be expected to have significant impact on financial performance or condition; and

•	Reviewing with the General Counsel all legal matters that may have a significant impact on financial condition or performance.

We maintain an internal audit function, which reports directly to the Audit and Finance Committee, to provide management and the Audit and Finance Committee with ongoing assessments of our risk management processes and system of internal control.

In addition, the Audit and Finance Committee Charter provides that notwithstanding anything contained in the charter to the contrary, the duties and responsibilities of the Audit and Finance Committee and each of its members is one of oversight and neither the Committee nor any of its members has any duty or responsibility to, among other things, guarantee or provide other assurances that there are no financial risks or uncertainties or that such risks or uncertainties have been reduced or eliminated.

Meetings of the Board

Each director is expected to attend our Board meetings and the meetings of those committees of our Board of which he or she is a member, and to spend the time necessary to properly discharge his or her respective duties and responsibilities. Our Board met nine times during 2009. During 2009, each director who was then serving attended at least 75% of the total number of meetings of our Board and the appropriate committees of which he or she was a member. Directors are encouraged, but not required, to attend our annual meetings of stockholders. All of our directors attended the 2009 annual meeting of stockholders.

Committees of the Board

A description of the functions of each standing committee is set forth below. A list of the members of each standing committee at March 25, 2010 and the number of meetings held in 2009 by each standing committee is also set forth below. All committees have the authority to retain and pay advisors and conduct investigations without further approval of our Board or management. All such advisors shall report and be responsible directly to the committee which retains them, including the independent registered public accounting firm, which is required to be retained by the Audit and Finance Committee.

Board and Committee Charters

Our Board adopted Governance Guidelines and a written charter for each committee that, at a minimum, are intended to satisfy the requirements of the listing standards of the NYSE. These guidelines cover such matters as purpose and powers, composition, meetings, procedures, required responsibilities and discretionary activities which our Board or the appropriate committee should periodically consider undertaking. Each committee is authorized to exercise all power of our Board with respect to matters within the scope of its charter.

Our Governance Guidelines and each of the committee charters are available on our website by clicking on “Corporate Governance” at http://www.graftech.com/CORPORATE-INFO/Corporate-Governance.aspx. The information contained on our website is not part of this proxy statement.

Our Governance Guidelines and committee charters are not intended to, and do not, expand or increase the duties, liabilities or responsibilities of any director under any circumstance beyond those that a director would otherwise have under applicable laws, rules and regulations in the absence of such Governance Guidelines or charters.

Corporate Governance

The Governance Guidelines provide, among other things, that:

•	a majority of the directors shall be independent within the meaning of the listing standards of the NYSE;

•

if a member of the Audit and Finance Committee simultaneously serves on an audit committee of more than three public companies, our Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit and Finance Committee;

•	no director will be nominated for election or re-election if he or she would be age 74 or older at the time of election, unless special circumstances so warrant;

•	our Board shall meet in regular sessions at least six times annually (including telephonic meetings and the annual retreat described below);

•

our Board shall have an annual extended retreat with executive officers at which there will be a full review of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance; and

•	non-management directors will meet in executive session at least once annually.

Mr. Shular is the only member of management who serves as a GrafTech director. All of our non-management directors are independent under applicable NYSE guidelines. Our independent directors meet in executive session in connection with our regular Board meetings.

Communications with Non-Management Directors

Our Governance Guidelines require the Board, in consultation with the General Counsel, to establish a means for stockholders and employees to communicate with non-management directors and to disclose the name of the presiding director, who will ultimately receive such communication, and the means for such communication in the annual proxy statement. A majority of the non-management directors choose the director who presides at the meetings of non-management directors. Mary B. Cranston is currently serving as such presiding director.

Stockholders, employees and other interested parties (including those who are not stockholders or employees) may make any such communications to the presiding director and should direct them to M. Ridgway Barker, Kelley Drye & Warren LLP, 400 Atlantic Street, 13th Floor, Stamford, CT 06901, (203) 324-1400 (phone), (203) 327-2669 (fax), and mrbarker@kelleydrye.com. Mr. Barker will forward all such communications to the presiding director if they relate to substantive matters and include suggestions or comments that he considers important for the presiding director to know. Generally, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances or communications which are repetitive or duplicative.

Code of Conduct and Ethics

We have had for many years a Code of Conduct and Ethics. The Code of Conduct and Ethics applies to all employees, including senior executives and financial officers, as well as to all directors. It is intended, at a minimum, to comply with the listing standards of the NYSE, as well as the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder. A copy of our Code of Conduct and Ethics is available on our website at http://www.graftech.com/CORPORATE-INFO/Corporate-Governance.aspx. Only GrafTech’s Board or the Audit and Finance Committee may waive the provisions of our Code of Conduct and Ethics with respect to executive officers and directors. Any such waivers will be posted on our website.

Related Person Transactions

Our Board recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, five percent or greater stockholder, and their immediate family members) has a direct or indirect material interest, can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of GrafTech and its stockholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. Nevertheless, we recognize that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of GrafTech and its stockholders.

Under its charter, our Audit and Finance Committee reviews, evaluates and, as appropriate, approves all transactions with affiliates (other than majority owned subsidiaries), related parties, directors and executive officers (other than with respect to compensation of directors or executive officers, which are addressed by the Compensation Committee). In the event we enter into a transaction in which an executive officer (other than an employment relationship), director, director nominee, five percent or greater stockholder, or a member of their immediate family has a direct or indirect material interest, the transaction is to be presented to our Audit and Finance Committee for review to determine if the transaction creates a conflict of interest and is otherwise fair to the Company. We require each executive officer and director to annually provide us written disclosure of any transaction to which we are a party and in which the officer or director or any of their immediate family members has a direct or indirect material interest. Our Audit and Finance Committee reviews our disclosure of related party transactions on an as needed basis and on an annual basis in connection with the preparation of our annual report and proxy statement.

Compensation Consultant.

As described in the Compensation Discussion and Analysis section below, our Compensation Committee engaged Mercer (US) Inc., or Mercer, as its compensation consultant. Mercer, or certain of its affiliates, provided other services to GrafTech in 2009. Mercer Limited (United Kingdom) provided actuarial service in the amount of approximately $229,000 to the trustees of a closed UK pension plan. Mercer or its affiliates also provided benefit consulting and compensation survey data in the amount of approximately $54,000 for certain of our other subsidiaries.

COMMITTEES OF THE BOARD

Audit and Finance Committee

The Audit and Finance Committee assists our Board in discharging and performing its duties and responsibilities with respect to the financial affairs of the Company. Without limiting the scope of such activities, the Audit and Finance Committee has responsibility to:

•	select, retain, evaluate and, as appropriate, terminate and replace the independent registered public accounting firm;

•	review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent registered public accounting firm;

•	review regularly with management, the director of internal audit and the independent registered public accounting firm any audit problems or difficulties and management’s responses thereto;

•	resolve or direct the resolution of all material disagreements between management and the independent registered public accounting firm regarding accounting and financial reporting;

•

review with management and the independent registered public accounting firm all reports delivered by the independent registered public accounting firm with respect to critical accounting policies and practices used, alternative treatments of financial information available under generally accepted accounting principles and other written communications between the independent registered public accounting firm and management, together with their ramifications and the preferred treatment by the independent registered public accounting firm;

•	meet at least once annually with management, the director of the internal audit department, the General Counsel and the independent registered public accounting firm in separate sessions;

•

assess the adequacy of codes of conduct, including codes relating to ethics, business integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto, and otherwise discharge its responsibilities with respect to the adoption, improvement and implementation of the code of conduct;

•	direct the establishment of procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters; and

•	direct the establishment of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

No member of the Audit and Finance Committee serves as a member of an audit or similar committee of more than three public companies. The Audit and Finance Committee’s Report is set forth below.

Organization, Compensation and Pension Committee

The Compensation Committee assists our Board in discharging and performing its duties and responsibilities with respect to management compensation and succession planning, employee benefits and director compensation. To the extent that the Compensation Committee deems appropriate or desirable, it may appoint one or more subcommittees and delegate to such subcommittee the authority to make (including determining the terms and conditions of) grants or awards under, and to otherwise administer, bonus and incentive compensation plans and programs.

Without limiting the scope of such activities, the Compensation Committee shall:

•

annually determine the compensation of the Chief Executive Officer and the corresponding goals and objectives and evaluate the performance of the Chief Executive Officer in light of such goals and objectives;

•	review and evaluate compensation (including incentive compensation) for senior management and determine compensation for directors;

•	assess organizational systems and plans, including those relating to management development and succession planning, including contingency planning for unanticipated sudden developments;

•	administer stock-based compensation plans; and

•	review the Compensation Discussion and Analysis for inclusion in our proxy statement.

For a further discussion of the processes and procedures involved, please see “Compensation of Directors and Executive Officers—Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating Committee assists our Board in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of our Board and other corporate governance matters. Without limiting the scope of such activities, the Nominating Committee shall:

•	review candidates for nomination for election as directors submitted by directors, officers, employees and stockholders; and

•

review at least annually the current directors of our Board to determine whether such individuals are independent under the listing standards of the NYSE and the SEC rules under the Sarbanes-Oxley Act of 2002.

The Nominating Committee annually assesses the composition of our Board and its standing committees to determine whether they comply with requirements under our Board and committee charters, SEC rules, NYSE listing standards and applicable laws and possess the core competencies, skills and characteristics described above (please see “Director Qualifications”). In addition, the Nominating Committee undertakes succession and other planning as to the future needs of the Company. The Nominating Committee gathers suggestions as to individuals who may be available to meet those future needs from a variety of sources, such as past and present directors, stockholders, colleagues, retained search firms, and other parties with whom we have business dealings, and undertakes a preliminary review of the individuals suggested. The preliminary review may include preliminary searches of public information available about the individuals. At such times as the Nominating Committee determines that a relatively near term need exists and if, following a preliminary review, the Nominating Committee believes that an individual may strengthen the core competencies and possess the skills and characteristics described below, the Nominating Committee will contact the individual to ascertain his or her interest in serving us and obtain further information about and insight as to such individual. In connection therewith, the Nominating Committee typically reviews detailed resumes and reports, contacts references, conducts in-depth interviews and undertakes in-depth searches of public information. Based thereon and on the Nominating Committee’s evaluation of other potential nominees and GrafTech’s needs, the Nominating Committee determines whether to nominate the individual for election as a director.

There are no differences in the manner in which the Nominating Committee evaluates nominees for directors recommended by a stockholder. To submit a nominee for election as a director for consideration by the Nominating Committee, a stockholder must submit a written request to that effect to our Secretary at our corporate headquarters. Any such request will be subject to the requirements described in the Section entitled “Other Information—When are stockholder proposals for the 2011 annual meeting due”.

Board Committee Membership Roster as of March 25, 2010

Name	Audit and Finance	Organization, Compensation and Pension	Nominating and Governance
Randy W. Carson		x
Mary B. Cranston		x	x*
Harold E. Layman		x*	x
Ferrell P. McClean (1)	x		x
Michael C. Nahl (1)	x*	x
Frank A. Riddick, III (1)	x	x
Number of meetings in 2009	8	7	3

*	Committee Chairperson.

(1)	Ms. McClean, Mr. Nahl and Mr. Riddick have each been designated by our Board as an “audit committee financial expert” within the meaning of the SEC rules under the Sarbanes-Oxley Act of 2002.

Compensation Committee Interlocks and Insider Participation

None of Randy W. Carson, Mary B. Cranston, Harold E. Layman, Michael C. Nahl or Frank A. Riddick III, the members of the Organization, Compensation and Pension Committee, served as an officer or employee of GrafTech or any of its subsidiaries at any time during or prior to 2009. During 2009, no executive officer of GrafTech served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director or member of the Compensation Committee.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee reviews GrafTech’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PricewaterhouseCoopers LLP, or PwC, our Company’s independent registered public accounting firm for 2009, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit and Finance Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2009 and PwC’s evaluation of the Company’s internal control over financial reporting. The Audit and Finance Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PwC has provided to the Audit and Finance Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee has discussed with PwC that firm’s independence. The Audit and Finance Committee has concluded that PwC’s provision of audit and non-audit services to Graftech is compatible with PwC’s independence.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in our Annual Report on Form 10-K for 2009 for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit and Finance Committee:

AUDIT AND FINANCE COMMITTEE

Michael C. Nahl, Chairman

Ferrell P. McClean

Frank A. Riddick, III

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

We have designed a compensation program for the named executive officers of GrafTech that is driven by our strategic goals and the primary principle of pay for performance. This section of the proxy describes the executive compensation program, and explains the compensation policies and decisions of the Organization, Compensation and Pension Committee, which we refer to as the Compensation Committee, with respect to our named executive officers. The compensation program for this group primarily consists of a base salary, cash incentive awards and equity awards.

During 2009, the named executive officers were: Craig S. Shular, Chairman, President and Chief Executive Officer; Mark R. Widmar, Vice President and Chief Financial Officer; Petrus J. Barnard, Vice President, President Industrial Materials; Hermanus L. Pretorius, Vice President, President Engineered Solutions; and John D. Moran, Vice President, General Counsel and Secretary.

Executive Summary

We provide an executive compensation program that is focused on promoting performance and stockholder value. The design and operation of the program reflect the following objectives:

•	Driving long-term financial and operational performance that will deliver value to our stockholders;

•	Attracting and retaining talented executive leadership;

•	Providing competitive pay opportunities relative to the executive’s position in the relevant market and within the Company;

•	Motivating executives to achieve or exceed Company and individual performance goals that are established at a high standard; and

•	Aligning the interests of our executives with those of our stockholders by encouraging equity ownership.

Our executive compensation program emphasizes pay for performance through annual cash incentive and long-term incentive programs, which collectively are the majority of our named executive officers’ targeted annual compensation. The annual incentive plan and a substantial portion of our long-term incentive plan only provide value if specific financial and strategic goals are achieved. In addition, our executives also receive base salaries set on competitive market data, individual performance and other factors as well as retirement savings and limited other benefits.

The following highlights the Compensation Committee’s key compensation decisions and factors for 2009:

•	Shift in performance measures to reflect the Company’s strategic transition from repayment of debt to growth for annual incentives;

•	Evolution of our long-term performance measurement cycle from one to three years;

•	Further adjustment from individual and Company performance targets to benchmarking against the peer group companies for long-term incentives;

•

Implementation of salary reduction program in response to the economic downturn of late 2008 and early 2009, resulting in decreased salaries for a significant portion of the year and no upward adjustment of salaries overall for our named executive officers;

•	Refinement of the compensation peer group, in consultation with Mercer, for 2010 compensation comparisons; and

•	Engagement by the Compensation Committee of Mercer (US) Inc., or Mercer, as its third-party consultant on executive compensation matters.

Executive Compensation Philosophy and Approach

Our stated philosophy is to provide market competitive pay for achieving targeted results. We target named executive officer total direct compensation packages that are competitive against the median compensation for equivalent positions with other global corporations of comparable size and complexity. We believe that a median target provides a sufficiently competitive compensation opportunity to attract, retain and motivate our executives in a manner that enhances stockholder value. We also emphasize a pay-for-performance approach and structure our compensation program so that a significant proportion of total compensation is variable in the form of annual and long-term performance-based incentive compensation. The majority of the annual compensation opportunity is “at risk.”

The percentage of performance-based compensation increases as the levels of executive responsibility increase. Our performance measures are set at target levels that are expected to be achieved, but represent a level of difficulty that requires diligent management focus and attention and does not ensure value if our stretch performance objectives are not attained. Our named executive officers are required to devote significant effort and produce significant results to attain payment for performance at, or above, our goals. Annual incentives include business unit objectives for positions that require the management of business units and corporate objectives for other positions. We also evaluate individual performance based on pre-established criteria, which we use in establishing base salary levels and for making negative adjustments to annual incentive awards. A portion of our long-term incentive opportunities are equity awards that realize value based on performance over a designated period. We believe that these criteria align the interests of our named executive officers with the interests of GrafTech and its stockholders and that achievement of the criteria will enhance stockholder value.

We encourage retention and long-term value creation by offering long-term incentives that can be earned or vested over several years as well as a competitive package of benefits. In order to align our key executives’ interests with those of our stockholders, we grant equity interests and encourage ongoing stock retention by our named executive officers, all of whom are subject to minimum ownership guidelines.

Each year, the Compensation Committee reviews the following compensation elements for each named executive officer: base salary; annual and long-term incentive compensation levels; retirement; health, life, and disability insurance; and vacation. The Compensation Committee considers the individual named executive officer’s level and complexity of responsibility, experience and skills, and performance in his or her position over time in considering changes to each named executive officer’s total compensation opportunity. Our Chief Executive Officer and our Director, Corporate Human Resources, provide the Compensation Committee with tally sheets that include an analysis of the total compensation and other information of the other named executive officers and information concerning the performance of the other named executive officers. The tally sheets are used to benchmark the named executives’ compensation. Together with evaluations of the executives’ performance, the tally sheets are also used to develop recommended compensation actions for changes in base salaries and alignment of annual and long-term incentive grant levels. In determining each named executive officer’s compensation package, the Compensation Committee reviews management’s recommendations, considers how each element of compensation as well as the total compensation package compare with the market median for the named executive officer, the named executive officer’s performance and the Company’s internal pay equities. Chief Executive Officer compensation is determined by the Compensation Committee in consultation with Mercer.

Compensation Consultant

As a result of a careful selection process, the Compensation Committee engaged Mercer as its third-party consultant on executive compensation matters to serve at the sole pleasure of the Compensation Committee and work with management to understand organization strategy, structure and executive positions and current remuneration programs. During 2009, our Compensation Committee sought requests for proposals from several compensation consultants. Each candidate firm was asked to submit a proposal to the Compensation Committee, after firm representatives had an opportunity to review current executive compensation plans with our Director, Corporate Human Resources, analyze compensation data, and conduct interviews with our named executive officers and members of the Compensation Committee. The candidates were asked to provide a pay-for-performance analysis of our compensation program and to give us their recommendations with respect to the overall design of the executive compensation program, including annual and long-term incentive plans and benefits programs.

The Compensation Committee retained Mercer in 2009 as its compensation consultant. Mercer assisted the Compensation Committee in its process of reviewing the peer group of companies used to benchmark market pay practices, reviewing the compensation programs of members of the peer group and making recommendations and providing advice with respect to the compensation of our named executive officers and the overall effectiveness of our executive compensation program.

Peer Group

When determining an executive’s overall compensation package, the different elements of compensation are considered in light of the compensation packages provided to similarly situated executives at comparable companies, which we refer to as our compensation peer group, as well as the role the executive is expected, and should be able, to play in achieving our short- and long-term goals. The compensation peer group has been constructed to include organizations of comparable size, revenue, assets, employees, market capitalization, complexity, business focus and geographical scope.

Compensation Peer Group

In 2009, the Compensation Committee, in consultation with Mercer, refined the compensation peer group for 2010 compensation comparisons by replacing Cliffs Natural Resources Inc., USEC Inc., Albany International Corp., Headwaters Incorporated, and Littlefuse, Inc. with AMETEK, Inc., Ferro Corporation, Nordson Corporation, Franklin Electric Co., Inc., and GT Solar International, Inc. These changes decreased variances in size, revenue, market capitalization, and geographic scope. The resulting compensation peer group consists of 15 publicly-traded companies in similar or related industries as Graftech with comparable revenues. The median group revenues for 2008 are $1.3 billion, comparable to our 2008 revenues of $1.2 billion. The compensation peer group and their 2008 revenues in millions consisted of the following, with revenues reported in each company’s annual report on Form 10-K:

Company	Revenue	Company	Revenue
Hubbell Incorporated	$2.7	Woodward Governor Company	$1.3
AMETEK, Inc.	2.5	Nordson Corporation	1.1
Roper Industries, Inc.	2.3	Brush Engineered Materials Inc.	0.9
Ferro Corporation	2.2	Varian Semiconductor Equipment Associates Inc.	0.8
Valmont Industries, Inc.	1.9	Franklin Electric Co, Inc.	0.7
IDEX Corporation	1.5	MKS Instruments, Inc.	0.6
Carpenter Technology Corporation	1.4	GT Solar International, Inc.	0.5
Hexcel Corporation	1.3

Additional Peer Group for Long-Term Incentives

With respect to our long-term incentive program, (described below) Mercer recommended a portfolio approach to equity that is consistent with most of GrafTech’s peers. This approach includes a mix of time-based options, time-based restricted stock units and performance shares. Mercer further recommended selecting an

“expanded peer group” against which to measure performance under the long-term incentive program. In addition to the 15 peers reported above, the expanded peer group includes 16 companies in the electrical equipment industry with annual revenues ranging from $500 million to $2.5 billion. We believe a larger peer group eliminates some of the outliers in terms of extreme positive or negative performance. The additional companies in the expanded peer group and their 2008 revenues in millions consisted of:

Company	Revenue	Company	Revenue
Thomas & Betts Corporation	$2.5	First Solar Inc.	$1.2
A. O. Smith Corporation	2.3	Brady Corporation	1.0
Acuity Brands, Inc.	2.0	Coleman Cable, Inc.	1.0
Belden Inc.	2.0	International Wire Group, Inc.	0.7
EnerSys Inc.	2.0	Powell Industries, Inc.	0.6
Baldor Electric Company	2.0	Polypore International, Inc.	0.6
SunPower Corporation	1.4	Power-One, Inc.	0.5

Structure of Executive Compensation Program

Components

We believe that our executive compensation program, each element and in total, effectively achieves our objectives. The majority of each named executive officer’s compensation opportunity is based on the achievement of financial and strategic goals established at the beginning of each performance period. We seek to implement our compensation philosophy through a combination of base salaries, annual and long-term incentives, and other benefits, such as retirement savings and health and welfare benefit plans. The primary elements of our executive compensation program, which are key to the attraction, retention and motivation of our named executive officers, are shown in the following table.

Element	Objective	Key Features

Base Salary

•     Values the competencies, skills, experience and performance of individual executives.

•     Attracts and retains executive talent by providing a fixed level of compensation that is financially stable and not “at risk.”

• Targeted at the 40th to 50th percentile of our compensation peer group, since we strive to have the majority of executive officer pay “at risk” and tied to Company performance.

Executive Incentive Compensation Plan

•     Provides competitive incentives to executive officers by having a portion of their annual compensation dependent upon annual performance and “at risk.”

•     Motivates and rewards executives for the achievement of targeted financial and strategic operational goals.

•     Annual awards targeted above market median which may be paid in cash, GrafTech stock, or a combination of cash and stock based upon the attainment and certification of certain performance measures established by the Compensation Committee over the applicable performance period.

•     Amount earned will vary, based on actual results achieved.

Element	Objective	Key Features

2005 Equity Incentive Plan

•     To retain executive officers and align their interests with those of stockholders.

•     Motivate and reward executives for the achievement of long-term financial goals and creation of stockholder value.

•     Awards targeted at market median award levels. Grants in 2009 included a mix of time-based options, time-based restricted stock units and performance shares.

•     Company performance measured against an expanded peer group. Future payouts of 2009 performance shares are based 40% on revenue growth and 60% on EBIT growth (operating income) over a three-year period relative to an expanded peer group.

Retirement Savings Plan	• Encourage and reward long-term service by providing competitive market-based retirement savings benefits in a tax-efficient manner.

•     Broad-based plan under which GrafTech makes matching and profit sharing contributions that vary, based on the employee’s compensation and contribution, on eligible earnings up to the Code limit of $245,000.

Compensation Deferral Plan	• Provides savings in a tax-efficient manner.	• Matching and profit sharing contributions that are comparable to the Retirement Savings Plan on eligible earnings in excess of the Code limit of $245,000.

Health, Welfare, and other Benefits	• Attract and retain key executives by providing competitive health, welfare and other benefits.	• Generally, benefits are made available to executive officers on same basis as benefits are made available to eligible employees.

    Base Salaries

We provide base salaries to our named executive officers that we believe are competitive to attract and retain key executive talent and to provide a compensation component that is financially stable. Base salaries for named executive officers have historically been targeted between the 40th and 50th percentiles of the compensation peer group, with individual variations based on job scope, tenure, retention risks, and performance. Base salaries also form the basis for calculating other compensation opportunities for our named executive officers. For example, an executive’s base salary is used to determine each executive officer’s annual and long-term incentive opportunity levels and is included in the formula for calculating severance benefits in the event of termination of the executive’s employment in connection with a change in control.

In response to the economic downturn, no merit increases or upward adjustments were made to the base salaries of our named executive officers in 2009. Additionally, at the recommendation of management in response to the economic downturn in late 2008 and early 2009, we implemented a salary reduction program. Under this program, the base salaries of our named executive officers were reduced by 10% (8% for Mr. Moran), effective April 1, 2009 through December 31, 2009. The salary reduction program also applied to certain management and other employees. Because he was not an executive officer at the time the salary reduction program was adopted, Mr. Moran was eligible for, and received, repayment of the aggregate amount of his salary reductions. His salary was not however adjusted on his promotion to serve as our General Counsel. Salaries for all named executive officers were restored to their prior levels, effective January 1, 2010. The following table reflects the year-to-year salary changes for our named executive officers and reflects both the Compensation Committee’s decision to make no upward adjustments to base salaries as well as the effects of the Salary Reduction Program, which was in effect for a substantial portion of the year.

Year-to-Year Base Rate Annualized Salary Changes

Named Executive Officer	2008($)	2009($)	% Reduction (10% decrease effective April 1)
Craig S. Shular	630,360	583,083	(7.5)
Mark R. Widmar	341,400	315,795	(7.5)
Petrus J. Barnard	384,400	355,570	(7.5)
Hermanus L. Pretorius	236,100	218,393	(7.5)
John D. Moran	216,000	216,000	—

In 2009, the Compensation Committee, with assistance from Mercer, assessed the competitiveness of the base salaries of our named executive officers. Mercer provided the Compensation Committee with a benchmarking study based on two sources of information. This executive compensation benchmarking study showed that, in aggregate, our named executive officers’ base salaries were below the 25th percentile, placing us in the bottom quartile of competitive levels. Because it is the Compensation Committee’s stated philosophy to target the named executive officers’ base salaries between the 40th and 50th percentiles of the market, we anticipate that the Compensation Committee will contemplate adjustments to salaries in 2010 based on this data and other factors such as those described above.

Short-Term Incentives through the Executive Incentive Compensation Plan

In 2009, our stockholders approved the GrafTech International Ltd. Executive Incentive Compensation Plan, which we refer to as the ICP. The purpose of the ICP is to provide competitive incentives to executive officers by having a portion of their annual compensation dependent upon annual performance and to motivate and reward executives for the achievement of targeted financial and strategic operational goals that create stockholder value.

The ICP is substantially similar to the existing employee short-term incentive compensation plan in its administration and operation, except that, under the ICP, the Compensation Committee may decrease, but not increase, the aggregate amount awarded to any participant for any performance period. Our named executive officers do not participate in both plans. We intend that our executives are required to devote significant effort and produce meaningful results to attain payment for performance. Payments may be made in shares of GrafTech stock or a combination of cash and stock, assuming applicable performance measures are achieved and individual criteria satisfied.

Target Opportunities.

Annual incentive award targets for our named executive officers are established to drive achievement of stockholder return objectives. The Compensation Committee aims for total cash compensation to be at market median levels. In 2009, we targeted annual incentive payments at 50% to 75% of the mid-point of a named executive officer’s salary grade. The 2009 executive compensation benchmarking study showed that in the aggregate our named executive officer target total cash compensation levels were below the 25th percentile, placing us in the bottom quartile of competitive levels. In order to foster our strong pay-for-performance philosophy, the Committee has adjusted the target opportunities for 2010 to align them with the market median levels. The annual incentive payment for 2010 is targeted between 60% and 100% of a named executive officer’s actual base salary, which at target is better aligned with market competitive levels.

Performance Measures for 2009

Under the ICP, our named executive officers are eligible to receive annual awards based upon the attainment and certification of certain performance measures established by the Compensation Committee. The performance measures, including the threshold, target and maximum levels attainable, are established within 90 days after the beginning of the applicable performance period so that attainment is not assured. The maximum amount payable is based on 240% of the named executive officer’s targeted bonus. The Compensation Committee may make downward adjustments from 240% to 0% of the named executive officer’s targeted incentive, based on the achievement or performance measures, individual performance, and other factors that the Compensation Committee deems relevant in determining the amount payable. As seen on the chart below, the performance measures for 2009 were free cash flow before special items and certain strategic milestones.

Performance Measures	Weight	Threshold	Target	Maximum	Actual
	(%)	($) in millions	($) in millions	($) in millions	($) in millions
Free Cash Flow before Special Items (1)	80	90	110	150	147
Strategic Milestones	20	(described below)
Total	100

(1)	These performance measures are reflective of corporate objectives, applicable to Messrs Moran, Shular and Widmar. Based on the nature of their positions, the performance measures applicable to Messrs. Barnard and Pretorius were based on certain business unit objectives.

The primary driver of our Executive Plan in 2009 was free cash flow before special items. We believe that growth in free cash flow before special items was a key element in our business plan to reduce debt and improve capital structure. The actual threshold, target and maximum for 2009 were originally established as $10 million, $20 million, and $40 million based on uncertainty in the global economies, lack of visibility to our end markets, and potential impact of the severe global recession on our business. When it became evident that we would benefit from unanticipated nonrecurring working capital benefits associated with lower sales volumes, for purposes of measuring the executives’ performance, we adjusted the threshold, target and maximum amounts upward to account for such nonrecurring items. We took these nonrecurring items into account in determining amounts payable to our other employees by adjusting our cash flow calculations rather than by adjusting the threshold, target, maximum amounts, so that for such employees the threshold target, and maximum remained $10 million, $20 million, and $40 million. For 2009, our company-as-a-whole threshold, target and maximum performance measures were, respectively, $90 million, $110 million, and $150 million in free cash flow before special items.

Twenty percent of each named executive officer’s short-term incentive opportunity for 2009 was based on the attainment of our strategic milestones. Strategic objectives for Mr. Barnard included measures based on capital and operational productivity initiatives, implementation of LEAN process improvement techniques, and certain profitability improvements. Strategic objectives for Mr. Pretorius included measures based on increased sales volumes of certain product lines, implementation of LEAN process improvement techniques, and achievement of supply chain objectives. For Messrs. Shular, Widmar and Moran, strategic objectives included certain corporate measures including cost reduction initiatives, implementation of LEAN process improvement techniques, and attainment of select objectives within their areas of responsibility.

In addition, in 2009, we subjectively considered certain attributes on an individual basis to determine whether any awards should be adjusted downward, which adjustment would be permissible and still allow the awards to not be subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, and referred to as the Code.

Payments earned by our named executive officers for actual 2009 performance ranged from 0% to 218% of target performance level.

Named Executive Officer	Threshold($)	Target($)	Maximum($)	Actual($)	Actual as % of Target
Craig S. Shular	246,750	493,500	1,184,400	1,049,921	213
Mark R. Widmar	91,575	183,150	439,560	389,652	213
Petrus J. Barnard	99,825	199,650	479,160	436,235	218
Hermanus L. Pretorius	63,750	127,500	306,000	—	—
John D. Moran	83,325	166,650	399,960	354,548	213

Performance Measures for 2010

For 2010, Mercer recommended, and the Compensation Committee approved, performance measures that correlate with GrafTech’s focus on growth, rather than debt reduction. Accordingly, the ICP performance measures for the 2010 performance period will be based on earnings before interest and taxes (EBIT)—weighted at 50%, inventory turns—weighted at 25% and cash flow—weighted at 25%. Unless the total company EBIT threshold is met, no annual incentive compensation payments will be made for the 2010 performance period. We believe that these measures are key elements in our business plan to drive profitable growth in order to create additional shareholder value in the coming years.

Based on the nature of their positions with the Company, the 2010 targets for Messrs. Barnard and Pretorius will be based 40% on total company results and 60% on their respective segment results.

Long-Term Incentives through Management Stock Ownership

We believe that we can maximize stockholder value by incentivizing both short- and long-term performance. We believe that compensation in the form of stock-based awards helps create a culture focused on long-term stockholder value. Our stockholders, after approval and recommendation by the Board, are being asked to re-approve the performance measures of the GrafTech International Ltd. 2005 Equity Incentive Plan, as amended, which we refer to as the 2005 Plan.

The purpose of the 2005 Plan is to promote the interests of GrafTech and our stockholders by strengthening our ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of GrafTech largely depend, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in GrafTech through stock ownership and other rights. The 2005 Plan is an important component of the total compensation package offered to employees and directors, reflecting the importance that we place on motivating and rewarding superior results with long-term, performance-based incentives.

The 2005 Plan is designed to:

•	Reward for the achievement of financial and strategic goals and stockholder value;

•	Encourage retention of our top performers;

•	Reward our top leaders—those who have the ability to make a material difference in our Company; and

•	Align management’s interests with those of our stockholders by aligning rewards with growth in stockholder value.

The 2005 Plan permits awards of stock options, restricted stock, performance shares and other equity-based incentives. Awards granted to our named executive officers are determined based on their levels of responsibility, ability to make a positive impact on GrafTech, current or new positions, current base salaries, and salaries and other compensation offered by other similarly situated companies for individuals in equivalent positions. These awards are consistent with our pay-for-performance principles because they are designed to focus the attention of executives on strategic goals spanning more than the current year, and to align the interest of executives with our goal of creating long-term stockholder value.

Equity Awards from 2005 to 2007

Between August of 2005 and April 2007, the long-term stock-based equity incentives awarded to our named executive officers consisted solely of restricted stock grants. Restricted stock was selected to enable executives to build ownership and to aid in retention. The equity incentives made during this period are described in greater detail in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End December 31, 2009” table below. Awards granted to our named executive officers in October 2006 vested in February 2010 (cliff vesting). Vesting was subject to acceleration if certain performance goals were met. Based on free cash flow generated in 2007 and 2008, one-third of the outstanding restricted shares granted in October 2006 were accelerated and vested in each of February 2008 and February 2009. The remaining one-third of the restricted shares granted in October 2006 vested in February 2010.

Performance Share Grants in 2007

In October 2007, to enhance our pay-for-performance philosophy, the Compensation Committee granted additional awards of performance shares. One-third of the October 2007 restricted stock awards are conditioned to vest each February, but only if the applicable annual performance target for the immediately preceding year has been achieved. The applicable performance target for each particular performance year is established in writing by the Compensation Committee not later than 90 days after the commencement of the performance period and attainment of the performance target is subject to certification by the Compensation Committee. If the annual performance target for a particular year is not achieved, then the entire one-third of the October 2007 restricted stock grant will be forfeited. There is no service vesting component to these awards although the awards are forfeited if the executive’s employment terminates before vesting occurs. Participants whose restricted stock vests will be encouraged, but not required, to hold at least 50% of the vested shares for at least one year. Based on free cash flow generated in 2008 and 2009, one-third of the outstanding performance shares granted in October 2007 vested in each of February 2009 and 2010. The vesting performance goal for 2008 and 2009 was the same cash flow target as the 2008 and 2009 short-term incentive performance measures, described above. For the 2010 measurement period, the performance target is based on free cash flow that is generated in 2010.

Performance Share Grants in 2008

In December 2008, the Compensation Committee granted additional awards of performance shares conditioned to vest on the attainment of free cash flow (or other performance targets to be established by the Compensation Committee or the Board. The awards also have a service vesting component, as the awards are forfeited if the executive’s employment terminates before vesting occurs.

For the 2010 measurement periods, 70% of the performance target is based on free cash flow that is generated for 2010 and 30% is based on the degree to which GrafTech’s cash flow return on investment exceeds the comparable measure of certain other companies in our industry. The target award is subject to upward or downward adjustment as follows: by February 28 of each of 2010, 2011, and 2012, one-third of the target award will be multiplied by a percentage reflecting the degree to which the performance criteria established by the Compensation Committee for such performance year have been achieved. The resulting number of performance shares, or Earned Shares, will be set aside as unvested Earned Shares for the participant as of the date of such determination; provided, that the individual is still employed on such date.

Subject to applicable terms of the award agreements, the December 2008 performance shares do not vest until February 2012. The applicable performance target for each particular performance year is established in writing by the Compensation Committee not later than 90 days after the commencement of the performance period and attainment of the performance target is subject to certification by the Compensation Committee. If the annual performance target for a particular year is not achieved, then the entire one-third of the December 2008 performance share award applicable to that year will be forfeited.

For each performance year, if the threshold performance measures are obtained, 50% of the target performance shares applicable to that year will become Earned Shares. If the target performance measures are attained, 100% of the target performance shares applicable to that year will become Earned Shares. If the maximum performance measures are attained, 150% of the target performance shares applicable to that year will become Earned Shares. GrafTech’s Board or the Compensation Committee has the right to accelerate the vesting of any or all unvested awards at any time.

Long-Term Incentive Awards in 2009

The results of the 2009 executive benchmarking study showed that historical long-term incentive grants were significantly below market median levels. As such, the Compensation Committee made adjustments to the types of grants, in both form and value, as reflected in the awards made in December 2009. The objective was to bring target total direct compensation from below the 25th percentile closer to market median levels for 2010.

In December 2009, the Compensation Committee granted awards to our named executive officers that include a mix of time-based options (30%), time-based restricted stock units (30%) and performance shares (40%). Awards were designed to provide, at target, market median award levels. The primary difference between units versus shares is that units represent a promise to pay, provide tax efficiencies for international employees, and do not carry the right to vote or receive dividends.

In selecting performance measures for the performance share plan, the Compensation Committee determined, in consultation with Mercer, that the long-term incentive plan should provide rewards for successful, profitable growth over a three-year time horizon and that the best way to measure GrafTech’s success is through relative performance versus an expanded peer group of similarly situated organizations. The payouts are based 40% on revenue growth and 60% on EBIT growth (operating income). All growth numbers will reflect a percentage change from the start of the performance period until the end of the performance period. All performance will be measured using published financial information in each peer company’s annual report. The restricted stock units and options will vest ratably on each of the first three anniversaries of grant. The performance shares will be measured and earned on three years of performance, cliff vest after the end of the performance period, and be payable in unrestricted stock after completion of the performance period.

Performance share awards are leveraged with payouts of 50%, 100%, and 200% at threshold, target, and maximum, respectively. Threshold payouts will be earned for 35th percentile performance, target at 50th percentile performance, and maximum at 75th percentile performance, which is consistent with most U.S. performance share plans that use relative measures. Further, if EBIT growth does not achieve at least 35th percentile performance, no awards will be earned for the revenue growth component.

The expanded peer group against which to measure relative revenue growth and EBIT growth performance includes the 15 peers used in the compensation benchmarking for named executive officers, as well as an additional 16 companies in the electrical equipment industry with annual revenue ranging from $500 million to $2.5 billion. See “Additional Peer Group for Long-Term Incentives, ” for the resulting peer group.

	Revenue Growth Performance Measure	Percentages in this column Apply to 40% of the Target Award*	EBIT Growth Performance Measure	Percentages in this column Apply to 60% of the Target Award*
Level of Performance Achieved During Performance Period	Rank in Peer Group for Revenue Growth for Performance Period	Resulting Performance Shares Earned	Rank in Peer Group for EBIT Growth for Performance Period	Resulting Performance Shares Earned

Threshold	35th Percentile	50	35th Percentile	50

Target	50th Percentile	100	50th Percentile	100

Maximum	75th Percentile	200	75th Percentile	200

*	Meaning 40% or 60%, respectively, of the number of performance shares granted under the target award.

Pension Plan

We previously froze our defined benefit plans, including the UCAR Carbon Retirement Plan, or our Retirement Plan, and no additional benefits are accruing under the plans, although benefits previously accrued under the Retirement Plan will still be payable from the Plan when due. See “Pension Benefits at Fiscal Year End December 31, 2009” below for a description of the Retirement Plan and benefit formulas.

Retirement Savings Plan

We provide retirement savings opportunities through our defined contribution plans. We maintain the GrafTech International Savings Plan, or the Savings Plan, which is intended to be qualified under Section 401(a) of the Code. The Savings Plan permits employees to contribute up to 50% of their compensation on a pre-tax or after-tax basis, up to IRS maximums. We provide a match, in GrafTech stock, equal to 100% of the first 3% of compensation deferred and 50% of the next 2% of compensation deferred. We also make employer contributions to the Savings Plan equal to 1% of compensation (up to statutory limits). See “Other Compensation Arrangements” below for additional information regarding the Savings Plan.

Deferred Compensation Plan

We maintain a deferred compensation plan to provide savings in a tax-efficient manner for the benefit of eligible management employees who participate in our performance-based compensation programs and employees whose benefits under the Savings Plan are limited by the benefit restrictions of Section 415 of the Code. Participants are able to defer up to 85% of their ICP compensation, up to 50% of their base salary and up to 50% of their compensation in excess of the amounts that may be recognized under the Savings Plan (in 2009, such amount was $245,000) (deferrals on compensation in excess or the Code limit are referred to as participants’ Excess Deferrals). We make quarterly matching allocations in shares of our common stock equal to 100% of the first 3% and 50% of the next 2% of the participant’s Excess Deferrals. In addition, participants are credited with nonqualified defined contribution retirement plan employer allocations equal to 1% of their compensation in excess of the amount that may be considered under the Savings Plan. Participants are immediately vested in the matching allocation. Generally, Participants vest in the other GrafTech allocations when they have completed five years of service.

Our compensation deferral plan is intended to comply with Section 409A of the Code concerning deferred compensation arrangements. See “Nonqualified Deferred Compensation at Fiscal Year End December 31, 2009” below for additional information regarding the compensation deferral plan.

Benefit Security

Retirement and other benefits are paid out of our general assets, except for payments out of the tax-qualified trusts for the Retirement Plan and the Savings Plan and except for payments out of grantor trusts (called “rabbi trusts”) or funded by the purchase of annuities.

Health, Welfare and Other Personal Benefits

In addition to the principal compensation components described above, our named executive officers are entitled to participate in all health, welfare, fringe benefit, relocation assistance and other arrangements generally available to other salaried employees. Generally, benefits are made available to our named executive officers on the same basis as benefits are made available to eligible employees under the terms of applicable plans.

During 2009, our named executive officers received the relocation benefits included in the Summary Compensation Table. Our named executive officers were required to relocate their residences in connection with the relocation of our corporate headquarters and reassignments within GrafTech. We determined it was in GrafTech’s best interest for retaining or attracting our named executive officers to make them whole for the expenses, disruption, and complexities involved with relocating. Accordingly, we provided a gross-up to cover additional income taxes payable by such executives as a result of having to include reimbursements in their taxable income and certain ongoing temporary mortgage subsidies.

The Compensation Committee also may, as considered reasonable and appropriate on a case by case basis, provide our officers, including our named executive officers, with limited additional perquisites and other personal benefits. In 2009, we did not provide perquisites to our named executive officers.

The Compensation Committee believes that these health, welfare, and other personal benefits are reasonable and consistent with the practices of public companies in the United States. The Compensation Committee also believes that these benefits assist us in attracting and retaining key executives.

Change in Control Agreements

We do not have employment agreements with any of our executive officers. The Compensation Committee believes that the absence of employment agreements provides us with more flexibility in adjusting the compensation levels of our executive officers.

Our Board did, however, between 2000 and 2006, approve execution of change in control severance compensation agreements for certain members of senior management, including the named executive officers other than Mr. Moran. These agreements are based on a “double trigger” scenario in which there must be both a change in control and a termination of the named executive officer’s employment prior to the expiration of the change in control agreement. Accordingly, the severance benefits under these agreements are payable only in the event the named executive officer’s employment with us is terminated under certain circumstance following a change in control. The Board recognizes that the possibility of a change in control of GrafTech exists, as is the case with many publicly held corporations, and that the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of GrafTech and its stockholders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of our management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from a possible change in control. The Board has also determined that it is in the best interests of GrafTech and its stockholders to ensure continued availability of our named executive officers in the event of a potential change in control.

In the case of our eligible named executive officers who remain our employees, the agreements provide for the payment, in the event of a change in control and, if the employment of the executive is terminated under certain circumstances, of severance compensation equal to 2.99 times the sum of the officer’s base salary and ICP targeted bonus opportunity, and, except as to Mr. Pretorius, extended insurance coverage and reimbursement for certain excise tax liabilities (and income tax liabilities on this reimbursement), a “gross-up.” The amount of severance compensation was established, at the time the agreements were entered into, taking into account the maximum amount that we expect to be able to pay without triggering an excise tax to the executive or a loss of deduction to GrafTech under the golden parachute rules. It is possible, however, that the aggregate amounts paid to a named executive officer who is a U.S. employee will exceed the IRS limitations and the severance payments to the executive, including any gross-up payments, will not be deductible by GrafTech. The officers are entitled to the compensation if their employment is terminated by us (other than for cause) or if they resign for good reason within three years after a change in control.

In addition, under the terms of applicable equity agreements, all unvested equity awards become vested (at target in the case of performance share awards) upon the occurrence of a change in control. Further, we have the right to cancel substantially all outstanding options in the event of a change in control, in which event we are required to pay option holders an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares. See “Potential Payments on Termination or Change in Control” below for a description of the agreements and aggregate amounts payable.

We review the change in control agreements periodically, but not necessarily as part of the annual compensation review. This is because we generally consider the change in control agreements as compensation elements separate and apart from the other elements of our compensation arrangements. More specifically, the payments or benefits available under the change in control agreements do not have any significant impact on annual compensation decisions relating to salary and incentive payments. Instead, our Compensation Committee considers that the change in control agreements are in place to cover a specific circumstance, a change in control where the executives lose their jobs. Accordingly, payments and benefits available under the change in control agreements are not viewed by the Compensation Committee as amounts that should impact the compensation amounts awarded on a year-to-year basis to the named executive officers for their ongoing management of the Company.

Section 162(m) of the Code

Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

We consider the impact of this rule when developing and implementing our executive compensation program. We also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m); however consistent with our pay for performance philosophy, most of our equity awards granted since 2007 have been performance based and intended to qualify as deductible. Because we believe deductibility and performance based awards are important, in 2009 we sought and obtained stockholder approval of our Executive Incentive Compensation Plan, which means awards thereunder, including payouts above target based on measurable, quantifiable criteria, will qualify as performance-based compensation that is excluded from the limitation on deductibility. Similarly, upon stockholder approval of the performance measures under our 2005 Plan, certain types of awards will continue to qualify as performance-based compensation that is excluded from the limitation on deductibility.

Amounts paid under certain compensation programs, including salaries and grants of time-vested restricted stock and restricted stock units, may not qualify as performance-based compensation that is excluded from the limitation on deductibility. Our awards under the ICP, performance share awards, and stock option awards with exercise prices equal to the fair market value of a share on the date of grant are intended to qualify as deductible under Section 162(m). No other component of compensation for a “covered employee” (within the meaning of Code section 162(m)) qualifies as performance-based compensation under Section 162(m), and compensation may not be deductible to GrafTech to the extent that the applicable executive recognizes more than $1 million in compensation that is not performance-based in any taxable year.

Stock Ownership Guidelines

Our Board has adopted guidelines for ownership of shares of our common stock by directors and members of senior management to promote alignment with stockholders’ interests. We also have a policy discouraging officers and directors from pledging our shares as collateral for margin loans.

In 2009, our Board reviewed and benchmarked these guidelines and made adjustments to increase the targeted stock ownership for our directors and executive officers.

Compliance with the guidelines is voluntary in that there is no formal enforcement mechanism, but all persons subject to the guidelines are expected to comply. Under the current guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of our common stock with a market value equal to at least three times his or her annual retainer. Certain members of senior management should, within five years after appointment as a member of senior management, own a number of shares of our common stock equal to two years of annual base salary or in the case of the chief executive officer, four times annual base salary. Unvested restricted stock (time-vesting) is included in the calculation of achievement of the guidelines. Unvested restricted stock (time-vesting) is included in the calculation of achievement of the guidelines. Unvested performance shares and restricted stock (performance-based) and unexercised stock options are not included in the calculation.

Stock Ownership Guidelines

Executive	Position	Multiple of salary

Craig S. Shular	Chairman, Chief Executive Officer & President	4x

Mark R. Widmar	Chief Financial Officer and Vice President	2x

Petrus J. Barnard	Vice President and President, Industrial Materials	2x

Hermanus L. Pretorius	Vice President and President, Engineered Solutions	2x

John D. Moran	General Counsel, Vice President and Secretary	2x

In addition, until these guidelines are achieved, executive officers are expected to hold 50% of the stock previously subject to vested performance shares or restricted stock awards and 50% of the stock previously subject to exercised stock options. Executive officers and other employees are encouraged to hold at least 50% of the stock previously subject to vested performance shares or restricted stock awards for at least one year after vesting. Calculation of the 50% is made after sale of any stock in the minimum amount sufficient to pay withholding taxes and exercise prices thereon. All of our directors and named executive officers are in compliance with our stock ownership guidelines.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained in this proxy statement with the management of GrafTech in accordance with the SEC’s disclosure requirements for executive compensation and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in GrafTech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

ORGANIZATION, COMPENSATION

AND PENSION COMMITTEE

Harold E. Layman, Chairman

Randy W. Carson

Mary B. Cranston

Michael C. Nahl

Frank A. Riddick, III

Summary Compensation Table

The following table sets forth certain information concerning compensation received by our chief executive officer, chief financial officer and the three other executive officers who were the most highly compensated for the year ended December 31, 2009, to whom we refer as our named executive officers.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)(2)(4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($)(6)	Total ($)
Craig S. Shular	2009	583,083	1,115,880	585,200	1,049,921	18,256	94,056	3,446,396
Chairman	2008	619,650	807,040		900,000	3,078	85,336	2,415,104
	2007	597,575	399,630	1,752,000	1,250,000	86	104,236	4,103,527

Mark R. Widmar	2009	315,795	361,020	188,100	389,652		33,290	1,287,857
	2008	335,625	208,000		350,000		26,966	920,591
	2007	327,708	108,900		430,000		27,277	893,885

Petrus J. Barnard	2009	355,570	361,020	188,100	436,235	44,870	52,532	1,438,327
	2008	378,829	249,600		350,000		42,584	1,021,013
	2007	370,563	124,560		500,000		58,133	1,053,256

Hermanus L. Pretorius	2009	218,393	152,613	80,465			25,620	477,091
	2008	231,323	124,800		275,000		83,206	714,329
	2007	253,752	62,280		250,000		190,537	756,569

John D. Moran (1)	2009	216,532	152,613	80,465	354,548		15,920	820,078

(1)	Mr. Moran joined us as Deputy General Counsel in May 2006 and became an executive officer when he was named Vice President, General Counsel and Secretary in April 2009. Because Mr. Moran is being included as a named executive officer for the first time, the Securities and Exchange Commission does not require disclosure of his compensation prior to 2009.

(2)	Includes compensation earned but deferred under compensation deferral or other applicable plans or statutory provisions.

(3)	The amounts shown in these columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 14 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 for an explanation of the assumptions made in the valuation of these awards. The actual value realized under these awards is dependent upon our stock price, our achievement of applicable performance targets, and the continued employment of the named executive officers.
(4)	This column shows the annual incentive award earned by our named executive officers under the short-term incentives through the Incentive Compensation Plan (ICP) for the applicable performance period. For additional information about the 2009 annual incentive opportunities under the ICP please refer to the “Compensation, Discussion and Analysis” section of this proxy.

(5)	This column shows the increase in the present value of the accumulated benefits under the UCAR Carbon Retirement Plan, which was frozen in 2003. The increase in the present value of the accumulated benefits was measured from (i) December 31, 2008 to December 31, 2009 (the measurement date used for reporting purposes in our Annual Report on Form 10-K for the year ended December 31, 2009), for the UCAR Carbon Retirement Plan. No portion of the earnings credited during 2009 was “above market” or “preferential.” Consequently, our named executive officers did not accrue any above-market earnings under the deferred compensation plan during 2009, and therefore we have not reported any earnings credited under that plan in this column. See “Nonqualified Deferred Compensation at Fiscal Year-End December 31, 2009” below for a discussion of how earnings are calculated under our deferred compensation plan.

(6)	The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table.

Name	Year	Relocation Expenses ($)(a)	Tax Gross-Up Related to Relocation Expenses ($)	Employer Matching Contribution to Savings Plan ($)	Additional Employer Contribution to Savings Plan ($)	Employer Matching Contribution on Excess Deferrals ($)	Additional Employer Contribution to Compensation Deferral Plan ($)(b)	Other ($)(c)	Total ($)
Craig S. Shular	2009	18,201	1,701	9,800	2,450	49,523	12,381		94,056
Mark R. Widmar	2009	—	—	9,800	2,450	16,832	4,208		33,290
Petrus J. Barnard	2009	7,332	2,233	9,800	2,450	18,719	4,606	7,392	52,532
Hermanus L. Pretorius	2009	547	403	9,800	2,450	9,936	2,484		25,620
John D. Moran	2009	—	—	10,384	2,450	1,870	1,216		15,920

(a)	“Relocation Expenses” includes moving, storage, temporary living, temporary ongoing mortgage subsidies and other relocation expenditures

(b)	The amounts reported in the table include employer contributions made in April 2009 with respect to ICP payments earned for 2008 but do not include employer contributions with respect to ICP payments earned for 2009 but payable in April 2010.

(c)	Represents payout of “banked” or carryover vacation under a program available generally under which eligible employees may in 2008, 2009 and 2010 be paid up to one week of accumulated unused carryover vacation until all carryover amounts are exhausted.

Grants of Plan Based Awards in Fiscal Year Ended December 31, 2009

The following table provides information about equity and non-equity awards granted to our named executive officers in 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stocks or Units (#) (2)		All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Craig S. Shular		246,750	493,500	1,184,400
	12/10/2009							56,000	16.41	585,200
	12/10/2009					29,000				475,890
	12/10/2009				19,500	39,000	78,000			639,990
Mark R. Widmar		91,575	183,150	439,560
	12/10/2009							18,000	16.41	188,100
	12/10/2009					9,200				150,972
	12/10/2009				6,400	12,800	25,600			210,048
Petrus J. Barnard		99,825	199,650	479,160
	12/10/2009							18,000	16.41	188,100
	12/10/2009					9,200				150,972
	12/10/2009				6,400	12,800	25,600			210,048
Hermanus L. Pretorius		63,750	127,500	306,000
	12/10/2009							7,700	16.41	80,465
	12/10/2009					3,900				63,999
	12/10/2009				2,700	5,400	10,800			88,614
John D. Moran		83,325	166,650	399,960
	12/10/2009							7,700	16.41	80,465
	12/10/2009					3,900				63,999
	12/10/2009				2,700	5,400	10,800			88,614

(1)	Amounts represent cash incentive bonus opportunities under the ICP for 2009. Target awards for 2009 are expressed as a specified percentage of the midpoint of an individual’s salary grade. Awards under the ICP for 2009 were paid in April 2010, and the amounts paid are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The threshold, target and maximum amounts set forth above represent guidelines based on corporate and individual performance measures, or criteria, that the Compensation Committee takes into account in determining the final amount awarded based on performance. Under the ICP for named executive officers, the maximum amount permitted under the plan and which is used for measurement, is based on 240% of the executive’s targeted bonus opportunity. The Compensation Committee may make downward adjustments from 240% to 0% of the named executive officer’s targeted incentive, based on the individual’s performance and other factors that the Compensation Committee deems relevant in determining the amount payable. Such adjustments, if made, are based on an evaluation of each individual’s contribution to achieving corporate opportunities and meeting corporate challenges, as well as an evaluation of the quality of the individual’s performance in discharging the responsibilities of his position description. In addition, the Compensation Committee can make discretionary downward adjustments based on developments during the performance year and other factors. Please refer to “Compensation Discussion and Analysis—Short-Term Incentives through the Incentive Compensation Plan” above for a general description of the criteria applied in determining the amounts payable under the ICP.

(2)

Represents target award number of stock options, restricted stock units, and target award number of performance shares granted during December 2009 pursuant to the 2005 Plan. The number of performance shares earned and vesting thereof is conditioned on the attainment of performance targets established by the Compensation Committee. The performance measures are based 40% on revenue growth and 60% on EBIT growth (operating income). The performance shares will be measured and earned on three years of performance, cliff vest after the end of the performance period, and be payable in unrestricted stock after completion of the performance period. All growth numbers will reflect a percentage change from the start of the performance period until the end of the performance period. The resulting number of performance shares, or earned shares will be set aside as unvested earned shares for the participant as of the date of such determination; provided, that the individual is still employed on such date. Subject to applicable terms of the award agreements, the earned shares do not vest until March 2013. GrafTech’s Board or the Compensation Committee has the right to accelerate the vesting of any or all unvested awards at any time. On December 10, 2009, the performance measure was established for a three-year performance period. If the minimum threshold performance measure is attained, 50% of the target performance shares will become earned shares; if the targeted performance measure is attained, 100% of the target performance shares will become earned shares; if the maximum performance measure is attained, 200% of the target performance shares will become earned shares. Threshold payouts will be earned for 35th percentile performance, target at 50th percentile performance, and maximum at 75th percentile performance against the expanded peer group. If EBIT growth does not achieve at least 35th percentile performance, no awards will be earned for the revenue growth component. The expanded peer group against which to measure relative revenue growth and EBIT growth performance includes the 15 peers used in the compensation benchmarking for named executive officers, as well as an additional 16 companies in the electrical equipment industry with annual revenue ranging from $500 million to $2.5 billion.

(3)	The amounts in this column represent the grant date fair value of 2009 equity awards of targeted performance shares approved on December 10, 2009, determined in accordance with FASB ASC Topic 718. See Note 14 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009, and footnote (2) above for an explanation of the assumptions made in the valuation of these awards. Subject to the attainment of performance measures and adjustments made as a result thereof, unvested performance shares which become Earned Shares (as described in footnote (2) of this section above) are scheduled to vest in March 2013. The fair value of these awards was computed based on $16.41 per share, the closing market price of GrafTech’s common stock on that date. The closing price on December 31, 2009 was $15.55 per share. The value of the December 2009 performance share awards at the grant date assuming that the highest level of performance conditions will be achieved was $1,279,980; $420,096; $420,096; $177,228, and $177,228, respectively, as to grants made to Messrs. Shular, Widmar, Barnard, Pretorius, and Moran.

Outstanding Equity Awards At Fiscal Year-End December 31, 2009

The following table shows the number of shares covered by stock options, unvested restricted stock, and, at target, unvested performance shares as of December 31, 2009.

Name	Grant Date/ (1)	Number of Securities Underlying Unexercised Options (#) Exer- cisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) (2)	Market Value of Shares That Have Not Vested ($) (3)	Equity Incentive Plan Awards; Number of Unearned Units That Have Not Vested (#)(4)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Units That Have Not Vested ($)(3)
Craig S. Shular	12/15/2000	100,000		8.56	12/15/2010
	9/25/2001	87,000		8.85	9/25/2011
	04/02/2007	200,000	100,000	9.05	4/2/2017
	12/10/2009		56,000	16.41	12/10/2019	29,000	450,950
	10/23/2006					43,333	673,828
	12/10/2009							39,000	606,450
	12/15/2008							97,000	1,508,350
	10/04/2007							51,333	798,228

Mark R. Widmar	12/10/2009		18,000	16.41	12/10/2019	9,200	143,060	51,800	805,490
	10/23/2006					25,000	388,750
	12/10/2009							12,800	199,040
	12/15/2008							25,000	388,750
	10/04/2007							14,000	217,700

Petrus J. Barnard	12/15/2000	60,000		8.56	12/15/2010
	09/25/2001	45,000		8.85	9/25/2011
	04/01/2005	100,000		5.46	4/1/2015
	12/10/2009		18,000	16.41	12/10/2019	9,200	143,060
	10/23/2006					16,667	259172
	12/10/2009							12,800	199,040
	12/15/2008							30,000	465,500
	10/04/2007							16,000	248,800

Hermanus L. Pretorius	12/15/2000	2,500		14.00	2/28/2010
	09/25/2001	10,000		8.56	12/15/2010
	12/10/2009		7,700	16.41	12/10/2019	3,900	60,645
	10/23/2006					6,667	103,671
	12/10/2009							5,400	88,970
	12/15/2008							15,000	233,250
	10/04/2007							8,000	124,400

John D. Moran	12/10/2009		7,700	16.41	12/10/2019	3,900	60,645
	10/23/2006					3,000	46,650
	12/10/2009							5,400	83,970
	12/15/2008							7,600	118,180
	10/04/2007							2,867	44,582

(1)	For a better understanding of this table, we have included an additional column showing the grant dates of stock options, restricted stock and performance shares.

(2)

Awards granted on October 23, 2006 to the Named Executive Officers generally vest on February 26, 2010; however, because GrafTech met its 2007 and 2008 free cash flow targets for GrafTech as a whole under the

ICP, the vesting of one-third of the October 23, 2006 awards accelerated and vested on each of February 29, 2008 and February 27, 2009. The remaining one-third of these awards time vested February 26, 2010. Further, because GrafTech met its 2008 and 2009 free cash flow targets for GrafTech as a whole under the ICP, one-third of the October 4, 2007 awards vested on each of February 27, 2009 and February 26, 2010.

(3)	The market value of restricted shares or performance shares of stock that have not vested (as shown above) was computed based on $15.55 per share, the closing price on the NYSE of GrafTech’s stock as of December 31, 2009.

(4)	The shares in this column include shares of performance share restricted stock granted on October 4, 2007. One-third of these shares vest on an annual basis each February beginning February 2009 but only if the applicable annual performance target for the immediately preceding year has been achieved. If the annual performance target for a particular year is not achieved, then the entire one-third of the October 4, 2007 restricted stock grant shall be forfeited. Because GrafTech achieved the applicable performance targets for 2008 and 2009, one-third of these shares vested on each of February 27, 2009 and February 26, 2010.

The shares in this column also include the target award number of performance share units granted in December 2008 and December 2009 pursuant to the 2005 Plan. These performance shares vest solely on the attainment of free cash flow or other performance targets established by the Compensation Committee or the Board. The December 2008 target award is subject to upward or downward adjustment as follows: By February 28 of each of 2010, 2011, and 2012, one-third of the target award will be multiplied by a percentage reflecting the degree to which the performance criteria established by the Compensation Committee for such performance year have been achieved. The resulting number of performance shares (“Earned Shares”) will be set aside as unvested Earned Shares for the Participant as of the date of such determination; provided, that the individual is still employed on such date. Subject to applicable terms of the award agreements, the December 2008 performance shares do not vest until February 2012. If the annual performance target for a particular year is not achieved, then the entire one-third of the December 2008 performance share award applicable to that year will be forfeited. The December 2009 target award is subject to upward or downward adjustment as described in footnote 2 under “Grants of Plan Based Awards in Fiscal Year Ended December 31, 2009” above.

On December 10, 2009, our named executive officers were granted options to purchase the number of shares of GrafTech common stock set forth above with an exercise price at fair market value as of the date of grant. All such options have a 10 year term and become exercisable as to one-third of the respective option on each of the first three anniversaries of the date of grant (i.e. December 10, 2010, 2011, and 2012).

Option Exercises and Stock Vested At Fiscal Year-End December 31, 2009

The following table shows the number of shares acquired upon exercise of options and shares of restricted stock that vested, in each case, in the fiscal year ending December 31, 2009 and the value of the stock realized on the date of exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig S. Shular	30,000	60,387	68,999	389,844
Mark R. Widmar	—	n/a	47,000	397,050
Petrus J. Barnard	—	n/a	24,666	139,363
Hermanus L. Pretorius	—	n/a	10,666	60,263
John D. Moran	—	n/a	7,767	61,420

(1)	As to all named executive officers, the shares vested and value realized included one-third of the restricted stock awards, granted to them in October 2006, which time vested in February 2009, and one-third of the performance share awards granted in October 2007 which were earned and became vested based on achievement of 2009 performance objectives. As to Messrs. Widmar and Moran, the shares vested and value realized also include one-third of the restricted stock awards granted to them in May 2006, which vested in May 2009. The value realized is based on the per share closing price of a share of GrafTech stock on the NYSE as of the applicable date of vesting.

Pension Benefits At Fiscal Year-End December 31, 2009

The following table shows the number of years of service credited to the named executive officers under the UCAR Carbon Retirement Plan, which has been frozen, including the number of such years credited for service with Union Carbide and its affiliates, as well as the present value of the executives’ benefits and payments made to the executives in the last fiscal year. The terms of the Retirement Plan are described below the table.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Craig S. Shular	UCAR Carbon Retirement Plan	8	(2)	137,794	(3)	None
Mark R. Widmar	n/a
Petrus J. Barnard	UCAR Carbon Retirement Plan	31	(4)	1,098,128	(5)	None
Hermanus L. Pretorius	n/a
John D. Moran	n/a

(1)	The present values have been computed using an interest rate of 5.69% using a RP2000 table with mortality improvement projected to 2009 as of December 31, 2009, which is the same pension plan measurement dated used for our financial reporting purposes.

(2)	Includes for Mr. Shular 3.5 years of prior service with Union Carbide or its affiliates and 4 years of service with GrafTech through the Second Benefit Freeze Date, as defined below.

(3)	Mr. Shular’s benefit has been valued assuming retirement at age 62, the earliest time at which Mr. Shular may retire without any benefit reduction due to age.

(4)	For purposes of computing the accumulated benefit used to determine the present value above, Mr. Barnard was credited with three additional years of service and age in connection with a voluntary and selective severance program in which Mr. Barnard participated in 2003

(5)	For Mr. Barnard, who was not an employee from April 2003 through April 2005, the benefit has been valued based on a suspended retirement benefit payable as an annuity.

For further information concerning our pension plan, including assumptions and estimates used in projecting pension costs and projected benefit obligations, see Note 13-Retirement Plans and Post-Retirement Benefits contained in our 2009 consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2009, as filed with the SEC.

Nonqualified Deferred Compensation At Fiscal Year-End December 31, 2009

The following table shows the executive contributions, our contributions, earnings, and year-end account balances for our named executive officers in GrafTech’s Compensation Deferral Plan, which is an unfunded, unsecured deferred compensation plan. The terms of the Compensation Deferral Plan are described below the table.

Name	Executive Contributions $(1)	Company Contributions $(2)	Earnings $(3)	Balance 12/31/2009 $(4)(5)
Craig S. Shular	61,904	61,904	946,575	4,808,110
Mark R. Widmar	21,040	21,040	32,844	141,452
Petrus J. Barnard	23,398	23,325	33,026	184,705
Hermanus L. Pretorius	12,420	12,420	43,158	507,056
John D. Moran	66,866	3,086	111,007	268,949

(1)	The amounts listed in this column include amounts that were also reported as “Salary” in the Summary Compensation Table above. For Mr. Moran $49,200 of the amount listed in this column represents a portion of his 2008 ICP payout which was received in 2009 and was deferred by Mr. Moran under our Compensation Deferral Plan.

(2)	The amounts listed in this column were also reported in the “All Other Compensation” column of the Summary Compensation Table above and consist of “Employer Matching Contribution on Excess Deferrals” and “Employer Contribution to Compensation Deferral Plan” reported in the “All Other Compensation” table under those columns. The amounts in this column do not include GrafTech contributions made in 2010 with respect to 2009 salary or ICP amounts paid in 2010. Contributions attributable to 2009 salary that were made in 2010 were: for Mr. Shular, $1,418; for Mr. Widmar, $768; for Mr. Barnard, $865; for Mr. Pretorius, $531; and for Mr. Moran $632.

(3)	The amounts listed in this column were not included in the Summary Compensation Table above because none of the earnings were “above market” or “preferential.” Earnings are based on the performance of investments available under the Compensation Deferral Plan, which are “notional” investments, including any interest and dividends paid on the investments.

(4)	Effective in 2001 and 2003, our three nonqualified defined benefit retirement plans, which were designed to provide benefits that could not be paid under the qualified Retirement Plan because of IRS limits, were frozen. With certain exceptions, amounts equal to the lump sum actuarial values of the benefits accrued by the participants in those nonqualified plans were added to the respective participants’ accounts in our Compensation Deferral Plan (these allocations are referred to as the “Frozen Lump Sums”). As to Mr. Shular, $2,993,141 was previously transferred to his deferred compensation account which represented the lump sum actuarial value of his accrued benefit based on 26 years of service, which included credit for 22.5 years of prior service with Union Carbide, offset by the amount of benefits receivable under the Union Carbide Retirement Program (See “Pension Benefits” above). During a period of time when Mr. Pretorius was working as a foreign employee at one of our international locations, he participated in a non-qualified non-funded foreign retirement program which provided for the equivalent benefits of the pension plan in place in the local jurisdiction of his employment. Subsequent to his relocation to the United States in 2009, an amount equal to the benefit that he had earned, or $331,307, was credited to his account in our deferred compensation plan. This amount is not funded.

(5)	The amounts listed in this column include amounts previously reported in prior years’ summary compensation tables for the following executives: for Mr. Shular, $543,027, for Mr. Widmar, $78,717, for Mr. Barnard, $111,758, and for Mr. Pretorius, $66,468.

The named executive officers all participate in our non-qualified Compensation Deferral Plan. Under the Compensation Deferral Plan, participants are able to defer up to 85.0% of their ICP compensation, up to 50.0%

of their base salary, and up to 50.0% of their compensation in excess of the amounts that may be recognized under the Savings Plan (in 2009, such amount was $245,000) (i.e., their “Excess Deferrals”). In addition, each calendar quarter, we make a matching contribution in shares of our common stock equal to 100.0% of the first 3.0% and 50.0% of the next 2.0% of participants’ Excess Deferrals. Participants were also credited with additional GrafTech allocations equal to 1.0% of their compensation in excess of the amount that may be considered under the Savings Plan. Participants are immediately vested in the matching allocation, but are not vested in the other GrafTech allocation until they have completed five years of service.

Deferrals and contributions to our Compensation Deferral Plan are credited with a rate of return based on the performance of various funds selected by the participants from indices which are designated by the Plan Administrator. These funds include a fund that tracks the value of our common stock. An employee may prospectively change the funds for crediting rates of return at any time. The account balances of participants are credited with both their deferrals and our additions, as well as the rate of return on the funds selected by the participants for those amounts. Frozen Lump Sums and their earnings are held in notional investment accounts selected by the employee.

Distributions of account balances from the Compensation Deferral Plan are generally made in January following retirement or other termination of employment or, if elected by the participant, upon a future date specified by the participant, except that Frozen Lump Sums and GrafTech allocations may not be distributed prior to age 50. Participants may also elect to have their account balances distributed upon a change in control of GrafTech. For purposes of the Compensation Deferral Plan, a change in control is generally defined in accordance with requirements of the American Jobs Creation Act of 2004 for amounts deferred as noted after December 31, 2004. For amounts accrued and vested as of December 31, 2004, the definition of a change in control is described in the Section “Potential Payments on Termination or Change in Control.” The Compensation Deferral Plan is intended to comply with Section 409A of the Code governing deferred compensation arrangements except that amounts that were contributed to the Compensation Deferral Plan and fully vested by December 31, 2004, including all of the Frozen Lump Sums, are not subject to the restrictions of Section 409A. Amounts under the Compensation Deferral Plan are generally payable in a lump sum payment although participants may elect to have their accounts payable in annual installments instead.

Benefit Security. Retirement and other benefits are paid out of our general assets, except for payments out of the tax-qualified trusts for the UCAR Carbon Retirement Plan and the Savings Plan and except for payments out of grantor trusts or funded by the purchase of annuities.

Potential Payments on Termination or Change in Control

Payments on Termination Regardless of Change in Control-Double Trigger Agreements. Each named executive officer, other than Mr. Moran, entered into a Severance Compensation Agreement with us that applies only when there is (i) a change in control of the Company and (ii) the executive’s employment is terminated in connection with or following such change in control. Both a change in control of the Company and corresponding executive termination must occur to trigger payment of the benefits under the Severance Compensation Agreement.

Under the agreements, if a named executive officer’s employment is terminated due to a Termination for Cause or by the named executive officer other than with good Reason for Resignation (as defined in the Severance Compensation Agreements), he or she will be paid his or her full base salary and accrued vacation pay through the date of termination, plus any benefits or awards which have been earned or become payable but which have not yet been paid and all unvested shares of restricted stock will be forfeited.

If the named executive officer’s employment is terminated due to Retirement (as defined in the Severance Compensation Agreements) or death, the executive’s benefits will be determined in accordance with GrafTech’s retirement and insurance programs then in effect. In addition, unvested shares of restricted stock will be forfeited upon Retirement or death.

Payments on Terminations following a Change in Control. Under each of the agreements, upon termination or while disabled following a change in control (as defined below), the named executive officer is entitled to certain benefits. If the named executive officer’s employment is terminated subsequent to a change in control (a) by GrafTech other than for Retirement, Death, Disability or Termination for Cause (as defined in the Severance Compensation Agreements) or (b) by the executive for Good Reason for Resignation (as each term is defined in the Severance Compensation Agreements), then the executive is entitled to the benefits described below:

•	accrued salary and vacation pay through the date of termination;

•	accrued ICP compensation at target for the prior year if not previously paid plus a prorated portion of the targeted ICP compensation for the year of termination;

•	a severance payment equal to 2.99 multiplied by the sum of the following amounts:

—	the greater of the named executive officer’s annual base salary immediately prior to the Date of Termination or immediately prior to the change in control; plus

—	the greater of the amount of the named executive officer’s target ICP (or comparable compensation payment) for the year in which the Date of Termination occurs or for the year in which the change in control occurs;

•	with respect to our named executive officers other than Mr. Pretorius:

—	extended health, life and disability insurance coverage; and

—	reimbursement for certain excise tax liabilities (and income tax liabilities attributable to the excise tax reimbursement) if the total severance exceeds three times the executive’s “base amount” (as determined pursuant to section 280G of the Code) by more than $50,000; and

•	accelerated vesting of unvested options and shares of restricted stock.

During any period prior to the date of termination that the named executive officer is disabled, the executive will continue to receive his or her base salary at the rate in effect at the commencement of the disability period, together with all other compensation and benefits that are payable or provided under GrafTech’s benefit plans, including its disability plans. After the date of termination for disability, the executive’s benefits shall be determined in accordance with any retirement plan, insurance and other applicable programs of GrafTech. The compensation and benefits, other than salary, payable or provided under the agreement by reason of a disability will be the greater of (x) the amounts computed under any retirement plan, disability benefit plans, insurance and other applicable programs in effect immediately prior to a change in control and (y) the amounts computed under any retirement plan, disability benefit plans, insurance and other applicable programs in effect at the time the compensation and benefits are paid.

Under the terms of applicable agreements, all unvested equity awards will become vested upon the occurrence of a change in control. Further, GrafTech has the right to cancel substantially all outstanding options in the event of a change in control, in which case GrafTech is required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares.

For purposes of the agreements with our named executive officers, a change in control generally occurs on:

•

the date on which any person or group becomes the beneficial owner of 15% or more of the then issued and outstanding common stock or voting securities of GrafTech (not including securities held by GrafTech employee benefit plans or related trusts);

•

the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 15% or more of the then issued and outstanding common stock or voting securities of GrafTech (not including securities held by GrafTech employee benefit plans or related trusts);

•

the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of GrafTech, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of GrafTech’s Board;

•	the date on which stockholders of GrafTech approve a complete liquidation or dissolution of GrafTech; or

•	the date on which GrafTech consummates certain reorganizations, mergers, asset sales or similar transactions.

Amounts deferred under the Compensation Deferral Plan become immediately payable upon a change in control if the participant elected to receive payment of deferred amounts upon a change in control. All other payments under the Compensation Deferral Plan will be distributed in accordance with the elections of the executive, which may include payments of all or some of the deferred amounts upon termination of employment. Change in control for purposes of amounts deferred or vested under the Compensation Deferral Plan after December 31, 2004 must constitute a change in ownership or effective control within the meaning of Section 409A of the Code.

Good Reason for Resignation includes certain changes in the named executive officer’s status or position, reductions in the level of reporting responsibility, diminution of duties or responsibilities, reductions in compensation or benefits, relocation, failure of a successor to assume the severance agreement, and failure to pay certain earned compensation.

Assuming a change in control occurred in 2009 and the employment of each of our named executive officers had either terminated due to the named executive officer’s having “Good Reason for Resignation” or had been terminated by GrafTech or its successor on December 31, 2009, other than for Retirement, Death, Disability or a Termination for Cause, they would have been entitled to the payments and benefits listed in the table below. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and are rounded to the nearest thousand and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

Name	Severance Payment Based on Salary ($)	Severance Payment Based on Incentive Compensation ($)	Payment on Stock Option Cancellation ($)(1)	Restricted Stock Vesting ($) (1)	Performance Share Vesting ($) (1)	Value of Health, Life and Disability Insurance Benefits ($) (2)	Payout of Non-qualified Deferred Compensation (3)	Total ($)
Craig S. Shular	1,885,000	1,476,000	3,232,000	1,125,000	4,038,000	51,000	4,150,000	15,957,000
Mark R. Widmar	1,021,000	548,000	—	532,000	1,337,000	45,000	74,000	3,557,000
Petrus J. Barnard	1,149,000	597,000	1,730,000	402,000	1,317,000	46,000	185,000	5,426,000
Hermanus L. Pretorius	706,000	381,000	100,000	164,000	606,000	—	507,000	2,464,000
John D. Moran	—	—	—	107,000	354,000	—	269,000	730,000

(1)	The value in the “Payment on Stock Option Cancellation”, “Restricted Stock Vesting”, and “Performance Share Vesting” columns assumes a fair market value of $15.55 on December 31, 2009.

(2)	The value of the medical benefits was determined applying the maximum monthly premiums we charge former employees for continuation coverage of medical benefits under COBRA (presently $1,029 per month). In calculating disability insurance benefits, the value of the short-term disability benefits (which is a self-insured plan) were assumed to be the same as the premiums for long-term disability (which is provided by a third party insurance provider), increased to reflect administrative costs.

(3)	Amounts in this column include all amounts payable on a termination and/or change in control pursuant to executives’ elections, which are made on an annual basis with respect to the next year’s deferral election.

We concluded that there would be no tax gross-up on the hypothetical termination payments upon change in control presented above based on the facts and circumstances and taking the following into account,:

•	the sum of base salary rate in effect on December 31, 2009 (not reduced by reason of the Salary Reduction Program) and target incentive compensation multiplied by 2.99;

•	the value of the 4 month acceleration of the incentive payment payable for 2009;

•	health and dental insurance assuming family coverage (without reduction to present value);

•	other insurance coverage such as life and disability coverage assuming certain insurance rates described in footnote (3) below (without reduction to present value);

•	the value of the accelerated vesting of the options and the restricted stock (which value may be lower than the actual value of the options and the restricted stock listed in the table);

•	a 41% income tax rate was assumed; and

•	a 5% interest rate for purposes of calculating present value rates for accelerated payments.

Payments on Termination Prior to a Change in Control. The Severance Compensation Agreements do not give our named executive officers any specific rights following a termination prior to a change in control (a) by GrafTech other than for Retirement, Death, Disability or Termination for Cause or (b) by the executive for Good Reason or for Resignation (as the terms are defined in the Severance Compensation Agreements). Each named executive officer is, however, entitled to receive his or her accrued base salary and vacation pay through the date of termination, plus any benefits or awards which have been earned or become payable but which have not yet been paid if his or her employment is terminated prior to a change in control. All unvested shares of restricted stock will be forfeited upon a termination of employment by GrafTech or the executive for any reason.

Other Compensation Arrangements

Savings Plan. All of our regular, full-time U.S. employees, including eligible named executive officers, are eligible to participate in our Savings Plan. Assets in the Savings Plan are held in four types of accounts: an after-tax account to which participants may make contributions on an after-tax basis; a before-tax account to which participants may make contributions on a pre-tax basis; a Company contribution account to which matching contributions are allocated; and an employer contribution account to which certain additional Company contributions are allocated. The maximum employee contribution (pre-tax and after-tax combined) for any year for any participant is 50.0% of such participant’s compensation (subject to statutory limits).

We make a matching contribution to the Savings Plan, in the form of shares of our common stock, for each participant who elects to contribute to the Savings Plan. The matching contribution is 100.0% of the first 3.0% of compensation and 50.0% of the next 2.0% of compensation that a participant contributes. Matching contributions under the Savings Plan are fully vested at all times. In addition to matching contributions, we make employer contributions to the Savings Plan each year equal to 1% of a participant’s eligible compensation. A participant becomes vested in these employer contributions to the Savings Plan once he or she has completed three years of service.

Contributions to the Savings Plan are invested, as the employee directs, in various funds offered under the Savings Plan from time to time, including a fund that invests entirely in our common stock. Amounts invested under the Savings Plan, including amounts in our common stock fund, may be switched into another investment option at any time subject to applicable insider trading policies. The account balances of participants reflect both their contributions and our contributions as well as the investment performance of the investments in which those amounts are invested. Distributions of account balances from the Savings Plan are generally made upon retirement or other termination of employment, unless deferred by the participant.

Director Compensation for 2009

The following table summarizes the annual cash and equity compensation payable to GrafTech’s directors (other than employee directors) during 2009. Employee directors do not receive compensation for rendering services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Randy W. Carson	—	82,734	29,888	112,622
Mary B. Cranston	77,500	80,000	—	157,500
Harold E. Layman	—	135,000	—	135,000
Ferrell P. McClean	30,000	103,500	—	133,500
Michael C. Nahl	72,500	80,000	—	152,500
Frank A. Riddick III	57,500	80,000	—	137,500

(1)	The grant date fair value of stock award and option awards was determined in accordance with FASB ASC Topic 718. See Note 14 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009, for an explanation of the assumptions made in the valuation of these awards.

At December 31, 2009 outstanding stock awards, comprised of unvested restricted stock and deferred stock units, and option awards, were:

Name	Outstanding Stock Awards (# of shares)	Outstanding Option Awards (# of shares)
Randy W. Carson	7.063	5,000
Mary B. Cranston	10,257	49,531
Harold E. Layman	28,852	18,635
Ferrell P. McClean	12,245	26,621
Michael C. Nahl	10,257	47,030
Frank A. Riddick III	10,257	5,921

Holdings at December 31, 2009 do not include stock awards issued in January 2010, payment in lieu of cash, for 2009 meeting fees.

The philosophy of GrafTech’s Board is to compensate non-employee directors in a manner and an amount that enables us to:

•	attract and retain qualified and experienced individuals;

•	motivate them to devote time and effort to GrafTech; and

•	align the interests of the Board members with the interests of stockholders.

GrafTech’s Board seeks to implement this philosophy through a combination of cash payments and stock-based incentives that achieves an appropriate total compensation level. Competition for and retention of qualified and experienced directors is particularly intense in the current corporate governance environment.

Annual Fees. Each director who is not an employee of GrafTech is compensated for services as a director by:

•	an annual retainer of $30,000;

•	a meeting fee of $1,500 for each Board meeting attended; and

•	$1,000 for each committee meeting attended, including attendance by telephone.

In addition, the Chairpersons (other than employees of GrafTech) of the Board, the Audit and Finance Committee, the other standing committees, and the Lead or Presiding Director of the Board are compensated for their services by an additional annual retainer of $25,000, $15,000, $5,000, and $20,000 respectively.

Equity Grants. The Compensation Committee has adopted a policy of granting to current non-employee directors, awards with respect to a specified number of shares of our common stock determined annually by the Committee (the “Annual Grant”). For 2005, 2006 and 2007, the Annual Grant consisted of awards of 5,000 restricted shares of our common stock. Beginning in 2008, the Annual Grant is that number of restricted shares with a market value of $80,000 measured by the price of the last trade at closing of the NYSE as close as practical before the date of such grant. Prior to 2005, stock options were granted to non-employee directors in accordance with then applicable policies. All of the restricted shares and options granted to non-employee directors generally vest one year after the date of grant, so long as the director is then serving as a director. The exercise price per share of any options granted has been the fair market value on the date of grant (as defined under the relevant stock-based incentive plan). Vested options granted to a non-employee director expire upon the earlier of ten years after the date of grant or four years after the date the director ceases to be a director. Other terms relating to these options are the same as those relating to options granted to management employees as described in “Grants of Plan Based Awards—Equity Plans.”

Non-employee directors may elect to receive deferred stock units in lieu of some or all of their retainers, accrued meeting fees for services, and annual restricted stock grants. Each deferred stock unit represents a share of our common stock, which has been awarded to a recipient for delivery at a later date, and which, once vested, is not subject to forfeiture. It is intended that the value (based on fair market values described above) and vesting of the deferred stock awarded approximate the amount and timing of retainers and fees that would otherwise be paid. Vesting accelerates upon the occurrence of a change in control (as defined in “Potential Payments on Termination or Change in Control”), upon death or at the election of GrafTech’s Board or the Compensation Committee. Delivery of our common stock represented by the deferred stock units will be made on the earliest of a date specified by the recipient (that is in a year after the year during which the election is made), the date on which a change in control (as defined in the Compensation Deferral Plan) occurs, the recipient’s death, or the fifth anniversary of the date on which the recipient ceases to be a director. The value for 2009 of the deferred stock units granted to directors in 2009 was reported in the “Stock Awards” column of the “Directors Compensation” table above.

Other Compensation. In addition to the amounts described above, all directors are entitled to reimbursement for expenses (including for first class travel) incurred in rendering services as directors. GrafTech’s Board has in the past awarded, and the Compensation Committee may in the future award, additional cash- or stock-based compensation to one or more directors for special services rendered to GrafTech. No additional compensation was awarded in the year ending December 31, 2009.

Currently, GrafTech’s Board has adopted guidelines for ownership of common stock by its directors. Compliance with the guidelines is voluntary. Under the guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of our common stock with a market value equal to at least three times his or her annual retainer.

Equity Compensation Plan Information

The following table sets forth certain information relating to the shares of common stock that may be issued under our stock-based incentive plans at December 31, 2009.

Plan Category	A	B	C
	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders (1)	2,609,115	10.14	4,892,919
Equity compensation plans not approved by stockholders (2)	451,800	8.85	—

Total	3,060,915	9.75	4,892,919

(1)	Includes outstanding awards under the Management Stock Incentive Plan (Original Version), a portion of the reserved shares under the Management Stock Incentive Plan (Senior Version), and all shares reserved for issuance under the 2005 Plan. For a description of the material terms of these plans, see “Equity Plans” above. New awards may only be made under the 2005 Plan; shares under other plans are reserved for the exercise of outstanding options only.

(2)	Includes outstanding awards under prior equity plans. For a description of the material terms of these plans, see “Equity Plans” above.

(3)	The weighted average term to expiration is approximately 4.24 years.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, at March 25, 2010, the number and percentage of issued and outstanding shares of our common stock owned, both actually and beneficially as determined pursuant to the rules promulgated by the SEC, by:

•	each stockholder known by us to own more than 5% of the issued and outstanding shares of our common stock;

•	each director;

•	each of our named executive officers; and

•	all of the directors and executive officers as a group.

The number of shares of our common stock issued and outstanding as of March 25, 2010 was 120,782,807 shares.

Beneficial Owner	Total Number of Shares Beneficially Owned, Including Shares Actually Owned (a)(b)	Percentage of Outstanding Shares (Beneficial Ownership, Including Shares Actually Owned) (c)(d)
Royce & Associates LLC	13,288,926	11.04
Black Rock Inc.	8,118,404	6.74
Craig S. Shular	1,060,428	[	*]
Mark R. Widmar	160,796	[	*]
Petrus J. Barnard	371,272	[	*]
Hermanus L. Pretorius	90,875	[	*]
John D. Moran	55,857	[	*]
Randy W. Carson	19,424	[	*]
Mary B. Cranston (e)	101,662	[	*]
Harold E. Layman	73,438	[	*]
Ferrell P. McClean (f)	93,463	[	*]
Michael C. Nahl	91,150	[	*]
Frank A. Riddick, III	42,041	[	*]
Directors and executive officers as a group (10 persons)	2,160,406	1.78

*	Represents holdings of less than 1%.

(a)	Under the Savings Plan and our compensation deferral plan, contributions and allocations to employee accounts are invested in various funds, in the discretion of the employees, including for each plan a fund that invests entirely in our common stock. Each unit in our common stock fund approximates one share of our common stock. The preceding table includes, for each Named Executive Officer, the following number of units/shares held in all such funds as follows: Mr. Shular, 71,680; for Mr. Widmar, 6,674; for Mr. Barnard, 8,524; for Mr. Pretorius 8,410; and for Mr. Moran, 21,909.

(b)	Includes shares issuable upon exercise of options that are exercisable as of March 25, 2010 or become exercisable within 60 days thereafter, and based on the March 25, 2010 closing price of GrafTech stock of $12.85 per share on the NYSE as follows:

	Total of such Options	Such Options that are NOT in the money
Craig S. Shular	487,000	—
Petrus J. Barnard	223,000	—
Hermanus L. Pretorius	10,000	2,500
Randy W. Carson	5,000	—
Mary B. Cranston	37,980	3,500
Harold E. Layman	15,135	3,500
Ferrell P. McClean	23,121	3,500
Michael C. Nahl	40,330	3,500
Frank A. Riddick, III	5,921	—
Total Officers and Directors	849,987	26,500

(c)	Percentage assumes conversion or exercise of such holder’s options, as the case may be, for purposes of calculating the total number of outstanding shares, but does not assume exercise or conversion of securities held by third parties.
(d)	The information set forth is based solely on the filings on Schedule 13G and 13G/A made on January 29, 2010 and February 4, 2010 respectively by BlackRock Inc., 40 East 52nd, New York, NY 10022 and by Royce and Associates LLC, 745 Fifth Avenue, New York, NY 10151. We have not made any independent determination as to beneficial ownership of any such stockholders and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(e)	Includes 2,000 shares owned by the Mary & Harold Cranston Family Trust, of which Ms. Cranston is Trustee

(f)	Includes 12,000 shares owned by Ms. McClean’s spouse and 3,400 shares held by Ms. McClean’s individual retirement account, as to all of which Ms. McClean disclaims beneficial ownership.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 31, 2010

PricewaterhouseCoopers LLP served as our independent registered public accounting firm in 2009 and is expected to be retained to do so in 2010. The Board of Directors has directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit and Finance Committee will reconsider whether to retain the firm. In such event, the Audit and Finance Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that the stockholders did not ratify the appointment, or select another nationally recognized accounting firm without re-submitting the matter to the stockholders. Even if the appointment is ratified, the Audit and Finance Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the issued and outstanding shares of GrafTech common stock.

The Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2010.

PROPOSAL THREE:

RE-APPROVAL OF THE PERFORMANCE MEASURES UNDER THE GRAFTECH INTERNATIONAL 2005 EQUITY INCENTIVE PLAN

General

Our stockholders are being asked to re-approve the performance measures under the GrafTech International Ltd. 2005 Equity Incentive Plan, as amended, which we refer to as the 2005 Plan, to ensure that awards under the 2005 Plan using performance measures, i.e., business criteria under which performance goals are based, will be deductible, for purposes of U.S. income taxes, by the Company. Our Board of Directors unanimously re-approved the performance measures under the 2005 Plan on February 18, 2010, and directed that this proposal be submitted to our stockholders for approval at the Annual Meeting.

The purpose of the 2005 Plan is to promote the interests of GrafTech and our stockholders by strengthening our ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of GrafTech largely depend, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in GrafTech through stock ownership and other rights. The 2005 Plan is an important component of the total compensation package offered to employees and directors, reflecting the importance that GrafTech places on motivating and rewarding superior results with long-term, performance-based incentives.

Stockholder approval of the performance measures under the 2005 Plan at the Annual Meeting will allow certain performance-based awards granted under the plan to continue to qualify for an exemption from the deduction limitations imposed by Section 162(m) of the Code. Section 162(m) generally prohibits a publicly traded company from deducting certain executive compensation in excess of $1,000,000 per year unless, among other things, the compensation is paid under a stockholder-approved plan containing objective performance measures. Currently, Section 162(m) and related regulations require that stockholders re-approve the material terms of the performance criteria every five years in order to continue to qualify for the exemption if the compensation committee has the authority to change the goals under the performance measures after shareholder approval. If the performance measures under the 2005 plan are not re-approved, no awards may be granted under the 2005 Plan for any periods after May, 25, 2010 that are based on the targets under the performance goals, which the compensation committee has authority to change. The 2005 Plan and its performance measures were last approved by the Board of Directors on April 12, 2005 and by the Company’s stockholders on May 25, 2005. The performance measures under the 2005 Plan are now being submitted for re-approval at the Annual Meeting.

Summary Description of the Performance Measures of the 2005 Equity Incentive Plan as Proposed to be Re-approved

The following is a summary of the principal features of the 2005 Plan, including the performance measures to be re-approved, and its operation and is qualified by reference to the full text of the 2005 Plan. A copy of the 2005 Plan is available to any stockholder upon request.

Administration. The 2005 Plan is administered by the Compensation Committee as the administrator of the 2005 Plan. The Compensation Committee is composed of at least two directors. All Compensation Committee members must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) and/or as “non-employee directors” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Subject to the terms of the 2005 Plan, the Committee has the power to select the executive officers (including “covered employees” as defined in Code Section 162(m)) who are eligible to receive awards under the 2005 Plan, the type and amount of incentive awards to be awarded, and the terms and conditions of such awards and to otherwise approve the total amount of awards that may be granted to different levels of employees in GrafTech. The Compensation Committee may delegate its authority under the 2005 Plan described in the preceding sentence to officers or other employees of GrafTech, but may not take any action in contravention of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the performance-based compensation exception under Code Section 162(m), or the Sarbanes-Oxley Act of 2002. The Compensation Committee also has the authority to interpret the 2005 Plan and establish, amend or waive rules necessary or appropriate for the administration of the 2005 Plan.

Eligibility. Any employee of GrafTech or a subsidiary of GrafTech and, in the case of awards other than Incentive Stock Option Awards, any independent contractor, consultant or advisor providing services to GrafTech or any of its subsidiaries who is specifically identified by the Compensation Committee, and any non-employee director of GrafTech or a subsidiary of GrafTech is eligible to receive awards under the 2005 Plan. While all of our employees, non-employee directors, independent contractors, advisors and consultants would be eligible to participate in the 2005 Plan, it is expected that most awards under the 2005 Plan would be made to our senior officers, managers, and technical and professional personnel.

Shares Subject to the 2005 Plan. The maximum number of shares of GrafTech’s common stock, par value $0.01 per share, that may be granted as awards under the 2005 Plan is 8,800,000 shares of common stock, plus any shares of common stock that are represented by awards currently outstanding under the Existing Plans that are subsequently forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of common stock covered by such awards would have been available for future awards under the Existing Plans. Any shares subject to an award under the 2005 Plan that are forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of common stock covered by such award are not issued may be used again for awards under the 2005 Plan. The maximum number of shares deliverable pursuant to awards granted under the 2005 Plan is subject to adjustment by the Compensation Committee in the event of certain dilutive changes in the number of outstanding shares.

Amendment of the 2005 Plan. The Board of Directors has the power and authority to terminate or amend the 2005 Plan at any time; provided, however, that, to the extent that the Board of Directors determines that the listing requirements of any national securities exchange or quotation system on which GrafTech’s common stock is then listed or quoted, or the Code or regulations promulgated thereunder, require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the 2005 Plan shall not be amended without approval of GrafTech’s stockholders. No amendment to the 2005 Plan may adversely affect any rights of a holder of an outstanding award under the 2005 Plan without such holder’s consent.

The following limitations apply to any awards made under the 2005 Plan:

Transferability. Rights under any award granted under the 2005 Plan may be transferred only as may be approved by the Compensation Committee. However, nonqualified stock options will in all events be nontransferable otherwise than by will or the laws of descent and distribution.

Change in Control. Existing award agreements generally provide, and we expect future awards to provide, that in the event of a “Change in Control”, all outstanding awards will become 100% vested, free of all restrictions, immediately and fully exercisable, and deemed earned in full and payable as of the day immediately preceding the Change in Control.

Award Agreements and Term. All awards under the 2005 Plan will be authorized by the Compensation Committee and evidenced by an award agreement setting forth the terms and conditions of such award. An award agreement may, but need not be, executed or acknowledged by GrafTech or the recipient of the award. No new awards may be granted under the 2005 Plan after May 25, 2015.

Stock Options. A grant of a stock option entitles a participant to purchase from GrafTech a specified number of shares of GrafTech’s common stock at a specified price per share. In the discretion of the Compensation Committee, stock options may be granted as nonqualified stock options or incentive stock options, but incentive stock options may only be granted to employees of GrafTech or a subsidiary. No participant may receive incentive stock options in respect of more than 1 million shares of GrafTech Common Stock in any one calendar year. No stock options may be exercisable for more than ten years from the date of grant.

The Compensation Committee may fix any price as the purchase price per share of GrafTech’s common stock which may be purchased under a stock option. However, the purchase price per share of common stock which may be purchased under a stock option must be at least equal to the fair market value of GrafTech’s common stock on the date of grant. The exercise price for shares of common stock acquired on exercise of a stock option must be paid in cash or, if approved by the Compensation Committee, by (i) delivery of shares of GrafTech’s common stock that have been held by the optionee for at least six months with a fair market value equal to the exercise price of the stock option, (ii) the withholding of shares that would otherwise be issuable upon exercise, (iii) participation in a broker-assisted “cashless exercise” arrangement, or (iv) payment of any other form of consideration acceptable to the Compensation Committee.

Stock Appreciation Rights (SARs). The grant of an SAR provides the holder with the right to receive a payment in shares of GrafTech’s common stock equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over a SAR price specified in the applicable award agreement. The SAR price specified in an award agreement must be equal to or greater than the fair market value of GrafTech’s common stock on the date of the grant of the SAR. No SAR may be exercisable for more than ten years from the date of grant.

Restricted Stock. A grant of restricted stock is an award of shares of GrafTech’s common stock subject to restrictions or limitations set forth in the 2005 Plan and in the related award agreement. The award agreement for restricted stock will specify the time or times within which such award may be subject to forfeiture and any performance goals or employment goals that must be met in order to remove any restrictions on such award. Except for limitations on transfer or limitations set forth in the applicable award agreement, holders of restricted stock shall have all of the rights of a shareholder of GrafTech, including the right to vote the shares, and, if provided in the applicable award agreement, the right to receive any dividends thereon.

Performance Shares. A Performance-Based Award representing the unfunded and unsecured right to receive shares of GrafTech’s common stock contingent upon the achievement of one or more performance measures, subject to restrictions or limitations set forth in the 2005 Plan and in the related award agreement. The award of Performance Shares will be based on the achievement, over a specified period, of Performance Measures (as defined in the 2005 Plan) as prescribed by the Compensation Committee, in its sole discretion. Performance Share Awards may be paid in shares, cash or a combination thereof as prescribed by the Compensation Committee, in its sole discretion.

Other Awards. The Compensation Committee may grant to any participant other forms of awards payable in shares of GrafTech’s common stock or cash including Phantom Stock Awards and Deferred Stock Awards. The terms and conditions of such other form of award shall be specified by the applicable award agreement. Such other awards may be granted for no cash consideration, other than services already rendered, or for such other consideration as may be specified by the award agreement.

Performance-Based Awards. Awards may be granted under the 2005 Plan that are subject to the attainment of pre-established performance goals over a specified performance period. Performance-based awards may be payable in stock or cash. The award agreement for a performance-based award will specify the performance period, the performance goals to be achieved during the performance period, and the maximum or minimum settlement values. Performance Measures set by the Compensation Committee may relate to earnings, earning per share, stockholder return, return on capital, investment or stockholders’ equity, cash flows or throughput, cumulative return on net assets, EBIT, EBITDA, gross margin, return on assets employed, operating profit, working capital, market share, net worth, inventory turnover, completion of significant projects or implementation of significant new processes, achievement of strategic milestones, or any combination of the foregoing, each of which is set forth in the 2005 Plan, that the Compensation Committee believes to be relevant to GrafTech’s business, whether the business as a whole or any specified line of business or functional or business unit.

Termination of Employment, Death, Disability and Retirement. The Compensation Committee shall specify in each award agreement the terms and conditions for becoming vested in, and exercising (where applicable), awards upon the termination of a participant’s employment, death, disability and retirement.

New Plan Benefits. Outstanding awards to our named executive officers are described in the “Grants of Plan Based Awards” table and “Equity Plans” section above. Awards to Directors are disclosed in the “Director Compensation for 2009” section above. Future awards to our named executive officers will be determined by the Compensation Committee and it is, therefore, not possible to predict the awards that will be made under the 2005 Plan in the future. As discussed in “Director Compensation for 2009 – Equity Grants”, the Compensation Committee adopted a policy to grant awards equivalent to $80,000 to each of our nonemployee directors annually. There are no pending awards under the 2005 Plan that are contingent upon the re-approval of the 2005 Plan by our stockholders and our stockholders are not being asked to approve any specific awards.

Federal Income Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences associated with the grant of awards under the 2005 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Also, this information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. Participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2005 Plan.

Nonqualified Stock Options. A participant receiving a nonqualified stock option will not recognize income and GrafTech will not be allowed a deduction at the time the option is granted. When a participant exercises a nonqualified stock option, the participant will have ordinary income equal to the excess, if any, of the fair market value of the stock on the date of exercise over the option price. GrafTech will be entitled to a deduction for federal income tax purposes in an equal amount. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the participant held the shares for more than one year following the exercise of the option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon whether the participant held the shares for more than one year following the exercise of the option.

Incentive Stock Options. Incentive stock options granted under the 2005 Plan are intended to meet the requirements of Code Section 422 to qualify as “incentive stock options.” A participant receiving a grant of incentive stock options will not recognize income and GrafTech will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by GrafTech or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to GrafTech) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be taxable as long-term capital gain, and GrafTech will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and GrafTech or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending upon whether the participant held the shares for more than one year following the exercise of the option). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, such excess options will be treated as nonqualified options.

Payment Using Shares. If a participant pays the exercise price of a nonqualified or incentive stock option with previously-owned shares of GrafTech’s common stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a nonqualified stock option is being exercised. The participant does not recognize income and GrafTech receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.

Restricted Stock. While a Restricted Stock Award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will not recognize compensation income and GrafTech will not be allowed a deduction. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by GrafTech. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and GrafTech’s deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by GrafTech will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Stock Appreciation Rights and Phantom Stock Awards. A participant granted SARs, phantom stock awards or performance awards under the 2005 Plan generally will not recognize income and GrafTech will not be allowed a deduction at the time such award is granted. When a participant receives payment upon the exercise of a SAR or upon becoming vested in a Phantom Stock Award, the amount paid to the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by GrafTech.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Code Section 162(m) denies a deduction to a publicly held corporation for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a nonqualified stock option or stock appreciation right, or the disqualifying disposition of stock purchased pursuant to an incentive stock option). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. We believe that the nonqualified stock options, stock appreciation rights, and other performance-based awards granted under the 2005 Plan should qualify and, if approved by the stockholders, the awards granted using shares covered by the 2005 Plan Amendment should qualify for the performance-based compensation exception to Section 162(m).

Requirements Regarding “Deferred Compensation.” Certain of the benefits that may be granted under the 2005 Plan may, depending on the terms of the award, constitute “deferred compensation” within the meaning of Code Section 409A, a provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and to be subject to substantial penalties.

ERISA. GrafTech believes that the 2005 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The 2005 Plan is not qualified under Code Section 401(a).

Re-approval of the performance measures under the 2005 Plan requires the affirmative vote of the holders of a majority of the issued and outstanding shares of GrafTech common stock.

The Board unanimously recommends a vote FOR the re-approval of the performance measures under the GrafTech International 2005 Equity Incentive Plan.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires GrafTech’s directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock to file with the SEC initial reports of ownership, and reports of changes in ownership, of common stock and other equity securities of GrafTech. GrafTech believes that, during 2009, all of its directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock complied with all reporting requirements under Section 16(a) with the following exceptions.

Limitations on Soliciting Material, Liabilities and Incorporation by Reference

In accordance with the rules and regulations of the SEC, the following information set forth in this proxy statement shall not be deemed to be soliciting material within the meaning of Regulations 14A and 14C under the Exchange Act, filed with the SEC under the Exchange Act or otherwise subject to Regulations 14A or 14C or the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document filed with the SEC:

•	information under the caption “The Board of Directors” regarding the independence or expertise of any particular director; and

•	information under the captions “Audit and Finance Committee Report” and “Compensation Committee Report.”

Forward Looking Statements

These Proxy Materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements about such matters as economic conditions; production and sales of products that incorporate or are produced using our products; production capacity; prices and sales of and demand for our products; strategic plans, opportunities, and business projects; debt levels; stock repurchase plans; restructuring and deleveraging activities; operational and financial performance; costs and cost increases; interest and taxes; capital expenditures and depreciation; working capital; revenues; debt levels; cash flows; cost savings and reductions; margins; earnings and growth. These statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the cautionary statements in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, and in our periodic reports on Form 10-Q and Form 8-K, which we hereby incorporate herein by reference. We have no duty to update these statements. Actual future events, circumstances, performance and trends could differ materially from those set forth in these statements due to various factors, including, among others: changes in economic conditions or product end market conditions; consolidation of steel producers; greater than anticipated raw materials, energy and other costs increases; increases in capacity, competitive pressures, or other changes impacting demand, prices, unit and dollar volume sales and growth rates, or profitability; failure to achieve earnings or other estimates; business interruptions adversely affecting our ability to supply our products; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K accompanies this proxy statement. Such annual report is not a part of the proxy solicitation materials. Upon receipt of a written request, we will furnish to any stockholder, without charge, an additional copy of our Annual Report on Form 10-K (without exhibits) for the year ended

December 31, 2009 required to be filed under the Exchange Act. Upon request and the payment of $0.10 (ten cents) per page, copies of any exhibit to our Annual Report on Form 10-K will also be provided. Any such written request should be directed to our Investor Relations Department at GrafTech International Ltd., 12900 Snow Road, Parma, Ohio 44130 or call us at 216-676-2000.

Proxy Solicitation

The solicitation of proxies is being made by GrafTech and we will bear the cost of the solicitation. We have retained Georgeson Stockholder Communications to aid in the solicitation or proxies at an anticipated cost of $30,000, plus expenses. We will request banks, brokers and other nominees, including custodians and fiduciaries, to forward soliciting material to beneficial owners of our common stock and will pay such persons for forwarding such material. In addition to the solicitation of proxies generally by means of this proxy statement, officers or other employees, without extra remuneration, may solicit proxies by telephone or other means of personal contact.

Auditor Attendance at 2010 Annual Meeting

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do.

Pre-Approval Policies and Procedures

The Audit and Finance Committee charter requires that the Audit and Finance Committee review and approve in advance the retention of our external auditor for all types of audit and non-audit services to be performed for us by our external auditor and approve the fees for such services, other than de minimus non-audit services allowed by relevant law. The Audit and Finance Committee periodically may pre-approve the retention of our external auditor firm for any additional permitted non-audit services. All of the services provided to us by PwC for which we paid Audit Fees, Audit-Related Fees and Tax Fees, as shown in the table above, were approved by the Audit and Finance Committee in accordance with this pre-approval policy and procedure.

Independent Registered Public Accounting Firm’s Fees

A summary of the fees which we paid to PricewaterhouseCoopers LLP and its respective affiliates for professional services performed for 2009 and 2008, respectively, is set forth below.

Summary of Audit, Audit-Related, Tax and Other Fees

	2009	2008
	(Dollars in millions)
Audit Fees (a)	1.9	2.7
Audit-Related Fees (b)	*	0.2
Tax Fees (c)	0.1	0.2
All Other Fees (d)	0.1	*

Total	2.1	3.0

*	Less than $0.1

(a)	Includes fees in connection with:

•	Audits of our annual consolidated financial statements and internal controls over financial reporting;

•	Reviews of our quarterly financial statements;

•	Statutory and regulatory audits of subsidiaries; and

•	Consents and other services related to SEC matters.

(b)	Includes fees in connection with:

•	Financial accounting and reporting consultations; and

•	Attestation services not required by statute or regulation.

(c)	Includes fees in connection with:

•	Tax consulting and planning services (for 2009, $0.1, and for 2008, $0.1); and

•

Tax compliance services (which are services rendered based upon facts already in existence or transactions that have already occurred to document and compute amounts to be included in tax filings) (for 2009, $0.0, and for 2008, $0.1).

(d)	Represents:

•	Represents advisory services in 2009 and a license fee for technical databases in 2008.

When are stockholder proposals for the 2011 annual meeting due?

Any proposal (including any nomination for election to our Board) that a stockholder wishes to have considered for inclusion in our proxy statement for the annual meeting of stockholders for 2011 must be received by the our Secretary at our principal executive office on or before December 11, 2010 and must otherwise comply with our by-laws and the rules and regulations of the SEC.

Our by-laws provide, among other things, that written notice of any proposal (including any such nomination) by a stockholder must be received by our Secretary not less than 105 days and not more than 135 days prior to the meeting before which such proposal (or nomination) is to be brought, except in certain circumstances, and must contain detailed information regarding the proposal (and, if applicable, the nominee) and the stockholder making the proposal (or nomination), including the name of the stockholder and the number of shares of our common stock owned beneficially, indirectly, directly or of record, by the stockholder (including his or her affiliates, each group of which he or she is a member and each person with whom he or she is acting in concert (collectively, “related parties,” and, in each case identifying them)). Any proposal (other than a nomination for election to our Board), which a stockholder wishes to have considered, must also describe, among other things, the stockholder’s and his or her related parties’: interests in any of our derivative instruments, short interests in any of our securities, right to vote pursuant to any proxies, contracts, arrangements, understandings or relationships, rights to any dividends or distributions on any of our shares, performance fees, material direct or indirect interests in such business, and all claims, proceedings, adverse interests and transactions in relation to GrafTech or our industry, customers or supply chain within at least the last five years and all other information required to be disclosed in connection with the solicitation of proxies. A stockholder proposing to nominate a candidate for election to our Board must disclose, among other things, each occupation (which includes each position held, consulting or advisory arrangement entered, and other employment or engagement) of such individual for at least the ten years preceding the date of such notice (and, if such occupation resulted in claims, proceedings or notoriety involving such individual or any of his affiliates or employers, a description thereof), all claims, proceedings, adverse interests and transactions of any kind involving such individual or any of his or her related parties in relation to GrafTech or our industry or customer or supply chain within at least the five years prior to the date of such notice or that are proposed, all material direct or indirect interests, arrangements, relationships or understandings of any kind between or among such individual or any of his or her related parties, on the one hand, and such stockholder and his or her related parties, on the other hand (in each case, identifying their respective interest), and all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in a contested election pursuant to the Exchange Act (including each such individual’s written consent to serve as director if elected). The chairperson of the annual meeting for

2011 shall determine whether any such proposal (or nomination) shall have been properly brought. If such proposal (or nomination) is not properly brought, then the chairperson shall not allow a vote on the proposal (or nomination).

Proxyholders named in the proxy or vote instruction card for the annual meeting for 2011 will have discretionary authority to vote on any proposal submitted at the meeting, other than a proposal that is included in such proxy statement.

Stockholders Sharing an Address

If you share an address with another stockholder, you may receive only one set of proxy materials (including this proxy statement and the annual report to stockholders) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact our Investor Relations Department at GrafTech International Ltd., 12900 Snow Road, Parma, Ohio 44130 or call us at 216-676-2000.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the above address to request delivery of a single copy of these materials.

é                Detach Here                é

ADMISSION TICKET

GRAFTECH INTERNATIONAL LTD.

12900 SNOW ROAD

PARMA, OHIO 44130

ANNUAL MEETING OF STOCKHOLDERS

MAY 20, 2010, AT 10:00 A.M. (E.D.T.)

PRESENT THIS TICKET TO ADMIT ONE STOCKHOLDER AND ONE GUEST

Name of Stockholder:

Address:

(See reverse side for directions)

DIRECTIONS TO OUR HEADQUARTERS

GrafTech is located at 12900 Snow Road, Parma, Ohio, 44130.

We are located SW of Cleveland, within 3 miles of both I-480 & I-71.

From West

Take I-80

Merge onto I-71N via Exit 161/10 toward Cleveland

Take the Snow Road/Airport exit—Exit 237

Turn Right onto Snow Road

Take I-480 East

Exit 12 toward W 130th St/Brookpark Rd

Turn Left onto Brookpark Road/OH 17

Turn Right onto W 130th Street

Turn Left onto Snow Road

From North/East

I-90 W toward Cleveland

Merge onto I-71S

Take the Snow Road/Airport exit—Exit 237b

Merge onto Snow Road

Take I-480 West

Exit 12 toward W 130th St/Brookpark Rd

Turn Left onto W 130th Street

Turn Left onto Snow Road

From South

I-71N, take the Snow Road/Airport exit—Exit 237

Turn Right onto Snow Road

From the Airport

Go Toward the Airport Exit

Turn Left onto the access street

Turn Left onto Five Points Road, Toward I-71

Five Points Road becomes Snow Road

Follow Snow Road to GrafTech, destination approximately 2.8 miles

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ä PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ä

Proposal One — Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees:
	For	Withhold		For	Withhold		For	Withhold	+
01 - Randy W. Carson	☐	☐	02 - Mary B. Cranston	☐	☐	03 - Harold E. Layman	☐	☐
04 - Ferrell P. McClean	☐	☐	05 - Michael C. Nahl	☐	☐	06 - Steven R. Shawley	☐	☐
07- Craig S. Shular	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Receipt of the notice of meeting and the related proxy statement is acknowledged.

Proposals Two and Three — The Board of Directors recommends a vote FOR each of the following Proposals.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2010.

☐	For	☐	Against	☐	Abstain

3.	Re-Approval of the performance measures under the GrafTech International Ltd. 2005 Equity Incentive Plan.

☐	For	☐	Against	☐	Abstain

Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature on this Proxy should correspond exactly with the name printed above. In the case of joint tenancies, both stockholders should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ä   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ä

Proxy — GrafTech International Ltd.

P.O. Box 11202, New York, NY 10203-0202

This Proxy is solicited on behalf of the Board of Directors of GrafTech International Ltd.

For the Annual Meeting of Stockholders on May 20, 2010

The undersigned appoints Craig S. Shular, Pieter Barnard and Mark R. Widmar, and each of them, with full power of substitution in each, the Proxies of the undersigned, to represent the undersigned and vote all shares of GrafTech International Ltd. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 20, 2010, and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all of the Nominees and FOR Proposals Two and Three listed on the other side. If you are a participant in the GrafTech International Savings Plan (the “Savings Plan”), the front of this Proxy shows units allocated to you under the Savings Plan and voting instructions must be received by 4 PM Eastern on May 17, 2010.

The actual number of shares allocated to you and which will be voted on your behalf at the Annual Meeting of Stockholders in respect of such units may vary slightly in accordance with the provisions of the Savings Plan.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

(Continued, and to be dated and signed, on the other side)